================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.   20549

                              -----------------

                                   FORM 8-K

                                CURRENT REPORT

                              -----------------

                       PURSUANT TO SECTION 13 OR 15 (D)
                                    OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                              -----------------

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  JUNE 30, 1995

                           USA WASTE SERVICES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


         Delaware                      1-12154                73-1309529
(STATE OR OTHER JURISDICTION      (COMMISSION FILE           (IRS EMPLOYER
    OF INCORPORATION)                  NUMBER)             IDENTIFICATION NO.)


                         5000 Quorum Drive, Suite 300
                             Dallas, Texas  75240
                            (ADDRESS OF PRINCIPAL
                    EXECUTIVE OFFICES, INCLUDING ZIP CODE)


                                (214) 383-7900
             (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

================================================================================

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         Reference is made to Item 2 of this Report for a description of the Merger which resulted in the change of control of the Registrant. Capitalized terms used but not defined in this Item 1 have the meanings assigned to them in
Item 2.

         As a result of the Merger, as of June 30, 1995 the Chambers Stockholders beneficially own approximately 54.7% of the issued and outstanding USA Common.

         In connection with the Merger, USA Waste, certain USA Waste Shareholders (Donald F. Moorehead, Jr. and John E. Drury) and certain Chambers Stockholders (John G. Rangos, Sr., John G. Rangos, Jr., Alexander W. Rangos and John Rangos Development Corporation, Inc. (the "Rangos Shareholders")) entered into a Shareholders Agreement dated June 30, 1995 (the "Shareholders Agreement"). The Shareholders Agreement provides certain rights to the Rangos Shareholders to name or participate in the naming of certain members to the Board of Directors of USA Waste and to name certain members of the Executive Committee of the Board of Directors of USA Waste. In addition, the Shareholders Agreement requires the affirmative vote of at least two-thirds of the members of the USA Waste Board of Directors to take certain actions. The Shareholders Agreement will remain in effect until the aggregate number of shares of USA Common beneficially held by the Rangos Shareholders and their affiliates is less than five percent of the outstanding shares of USA Common. Immediately after the Merger, the Rangos Shareholders control approximately 21% of the USA Common and Donald F. Moorehead, Jr. and John E. Drury collectively control approximately 5% of such stock.

         Pursuant to the Shareholders Agreement, USA Waste and Messrs. Moorehead and Drury were obligated, immediately after the Merger, to use their best efforts to cause John G. Rangos, Sr. and Alexander W. Rangos to be appointed as directors of USA Waste. Accordingly, such appointments were made and were effective as of the effective time of the Merger. In addition, during the term of the Shareholders Agreement, USA Waste, Messrs. Moorehead and Drury, and the Rangos Shareholders will use their best efforts to cause the Board of Directors to include at all times (in addition to the two directors designated by the Rangos Shareholders) four persons who are approved by at least four members of an Executive Committee of the Board of Directors and none of whom is an officer or employee of USA Waste or Chambers. The Shareholders Agreement also provides that USA Waste and Messrs. Moorehead and Drury will use their best efforts to establish and maintain an Executive Committee of the Board of Directors consisting of five directors and to cause the Executive Committee to include the two directors designated by the Rangos Shareholders.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On June 30, 1995, pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of November 28, 1994, as amended (the "Merger Agreement"), between USA

Waste Services, Inc. ("USA Waste"), Chambers Acquisition Corporation ("Acquisition") and Chambers Development Company, Inc. ("Chambers"), Acquisition merged with and into Chambers, whereupon Chambers became a wholly owned subsidiary of USA Waste (the "Merger"). Chambers Class A common stock, par value $0.50 per share, and Common Stock, par value $0.50 per share (collectively, "Chambers Common"), is no longer transferable, and certificates evidencing shares of Chambers Common represent only the right to receive the shares of USA Waste Common Stock ("USA Common") into which such shares were converted upon consummation of the Merger. In accordance with the provisions of the Merger Agreement, the holders of shares of Chambers Common (the "Chambers Stockholders") will receive .41667 (the "Exchange Ratio") of a share of USA Common for each share of Chambers Common held, or an aggregate of approximately 27.8 million shares of USA Common. Also pursuant to the Merger Agreement, each unexpired and unexercised option to purchase Chambers Common (each a "Chambers Option") has automatically been converted into an option to purchase that number of shares of USA Common equal to the number of shares of Chambers Common that could have been purchased under the Chambers Option multiplied by the Exchange Ratio, at a price per share of USA Common equal to the option exercise price determined pursuant to the Chambers Option divided by the Exchange Ratio. The shareholders of USA Waste (the "USA Waste Shareholders") and the Chambers Stockholders approved the Merger on June 27, 1994. The Exchange Ratio was determined through negotiations between the managements of USA Waste and Chambers and was approved by their respective boards of directors. Cash will be paid in lieu of fractional shares of USA Common (on the basis of $15.00 per share). Pursuant to the Merger Agreement, no interest will be paid or accrued on the consideration paid in the Merger.

         The Merger was accounted for as a pooling of interests.

         Chambers is a provider of integrated solid waste services in the United States, with operations or properties in 13 states. Chambers is engaged in the operation, management, construction and engineering of solid waste sanitary landfills, transfer stations, recycling facilities and related operations, and provides services for the collection, hauling and recycling of solid waste for municipal, commercial, industrial and residential customers. Chambers presently owns or operates 14 sanitary landfills, one construction and one demolition debris landfill and one medical, special and municipal waste incinerator. Chambers is continuing such operations as a wholly owned subsidiary of USA Waste.

         ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements of Businesses Acquired.

                  The following financial statements of Chambers are incorporated by reference herein: (i) the audited consolidated balance sheets as of December 31, 1993 and 1994, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1994, together with
                  the notes thereto and the report of   independent auditors
                  dated March 30, 1995, and (ii) the unaudited condensed consolidated balance sheet as of December 31, 1994 and March 31, 1995 and the related condensed consolidated statements of operations and cash flows for the three months ended March 31, 1994 and 1995, all of which were included in USA Waste's Proxy Statement, Annual
                  Report and Prospectus which were filed as part of USA
                  Waste's Registration Statement on Form S-4 (Registration
                  No. 33-59259).

                  (b)     Pro Forma Financial Information

                        (i) The following pro forma financial statements of USA Waste and Chambers are incorporated by reference herein: the combined historical unaudited pro forma condensed balance sheets as of December 31, 1994 and March 31, 1995 and the related combined historical unaudited pro forma condensed statements of operations for the three months ended March 31, 1994 and 1995 and for each of the three years in the period ended December 31, 1994, all of which were included in USA Waste's Proxy Statement, Annual Report and Prospectus which were filed as part of USA Waste's Registration Statement on Form S-4 (Registration No. 33-59259).

                       (ii) The following supplemental consolidated financial statements and supplemental condensed consolidated financial statements of USA Waste have been prepared to give retroactive effect to the Merger, which has been accounted for by the pooling of interests method as described in Notes 1 and 2 to the supplemental consolidated financial statements. The supplemental consolidated balance sheets are as of December 31, 1994 and 1993 and the related supplemental consolidated statements of operations, stockholders' equity and cash flows are for each of the three years in the period ended December 31, 1994. The supplemental condensed consolidated balance sheets are as of March 31, 1995 and December 31, 1994 and the related supplemental condensed consolidated statements of operations, stockholders' equity and cash flows are for the three months ended March 31, 1995 and 1994. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling of interests methods in financial statements that do not include the date of consummation.
                  These financial statements do not extend through the date of consummation; however, they will become the historical consolidated financial statements of the Company after financial statements covering the date of consummation of the business combination are issued.


                                                                                                        Page
                                                                                                        ----
                            SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

                            Report of Independent Accountants                                             5

                            Report of Independent Auditors                                                7

                            Supplemental Consolidated Balance Sheets as of
                            December 31, 1994 and 1993                                                    8

                            Supplemental Consolidated Statements of Operations for the Years Ended
                            December 31, 1994, 1993 and 1992                                              9

                            Supplemental Consolidated Statements of Stockholders' Equity for the
                            Years Ended December 31, 1994, 1993 and 1992                                 10

                            Supplemental Consolidated Statements of Cash Flows for the Years Ended
                            December 31, 1994, 1993 and 1992                                             12

                            Notes to Supplemental Consolidated Financial Statements                      14


                            SUPPLEMENTAL CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                            Supplemental Condensed Consolidated Balance Sheets (unaudited)
                            as of March 31, 1995 and December 31, 1994                                   45

                            Supplemental Condensed Consolidated Statements of Operations
                              (unaudited) for the Three Months Ended March 31, 1995
                              and 1994                                                                   46

                            Supplemental Condensed Consolidated Statements of Stockholders'
                              Equity (unaudited) for the Three Months Ended March 31, 1995               47

                            Supplemental Condensed Consolidated Statements of Cash Flows
                              (unaudited) for the Three Months Ended March 31, 1995 and 1994             48

                            Notes to Supplemental Condensed Consolidated Financial Statements            49

                       REPORT OF INDEPENDENT ACCOUNTANTS




The Board of Directors
USA Waste Services, Inc.:


We have audited the accompanying supplemental consolidated balance sheets of USA Waste Services, Inc. (the "Company") as of December 31, 1994 and 1993 and the related supplemental consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1994. These supplemental consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these supplemental consolidated financial statements based on our audits. We did not audit the consolidated financial statements of Chambers Development Company, Inc. ("Chambers"), a wholly-owned subsidiary, which statements reflect total assets constituting 62 percent and 71 percent in 1994 and 1993, respectively, and total revenues constituting 59 percent, 75 percent and 84 percent in 1994, 1993 and 1992, respectively, of the related supplemental consolidated totals. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Chambers, is based solely on the report of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The supplemental consolidated financial statements give retroactive effect to the merger of the Company and Chambers on June 30, 1995, which has been accounted for as a pooling of interests as described in Notes 1 and 2 to the supplemental consolidated financial statements. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling of interests methods in financial statements that do not include the date of consummation. These financial statements do not extend through the date of consummation; however, they will become the historical consolidated financial statements of the Company after financial statements covering the date of consummation of the business combination are issued.

In our opinion, based on our audits and the report of the other auditors, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1994 and 1993, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles applicable after financial statements are issued for a period which includes the date of consummation of the business combination.

As discussed in Note 1, the Company changed its method of accounting for contributions effective January 1, 1994.



                                        COOPERS & LYBRAND L.L.P.


Dallas, Texas
July 14, 1995

                         REPORT OF INDEPENDENT AUDITORS




To the Board of Directors and Stockholders of Chambers Development Company,
Inc.:

         We have audited the consolidated balance sheets of Chambers Development Company, Inc. ("Chambers") and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1994 (not presented separately herein). These financial statements are the responsibility of Chambers' management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Chambers Development Company, Inc. and subsidiaries as of December 31, 1994 and 1993, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1994 in conformity with generally accepted accounting principles.

         As discussed in Note B to Chambers' consolidated financial statements, Chambers changed its method of accounting for contributions effective January 1, 1994.



DELOITTE & TOUCHE LLP

Pittsburgh, Pennsylvania
March 30, 1995

                            USA WASTE SERVICES, INC.
                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS
                (Dollars In Thousands, Except Per Share Amounts)

                                                                                 December 31,
                                                                        -------------------------------
                                                                            1994               1993
                                                                        ------------       ------------
ASSETS
Current assets:
  Cash and cash equivalents                                              $    30,161        $   49,179
  Accounts receivable, net of allowance for doubtful
    accounts of $3,752 and $2,311, respectively                               48,765            41,826
  Notes and other receivables                                                 19,245             1,068
  Net assets held for sale                                                     9,298            11,030
  Divestiture proceeds and other restricted funds held by trustees             2,210            11,287
  Prepaid expenses and other                                                   9,437            12,630
                                                                         -----------        ----------
   Total current assets                                                      119,116           127,020
Notes and other receivables                                                    7,621            10,513
Property and equipment, net                                                  523,557           492,608
Excess of cost over net assets of acquired business, net                      69,164            45,059
Other intangible assets, net                                                  24,252            25,507
Restricted funds held by trustees                                             30,948            36,113
Other assets                                                                  10,958            12,112
                                                                         -----------        ----------
   Total assets                                                          $   785,616        $  748,932
                                                                         ===========        ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                                       $    22,912        $   17,726
  Accrued shareholder litigation settlement                                   10,000                 -
  Accrued liabilities                                                         37,346            40,362
  Deferred revenues                                                            6,664            10,118
  Current maturities of long-term debt                                        46,795            31,882
                                                                         -----------        ----------
   Total current liabilities                                                 123,717           100,088
Long-term debt                                                               363,919           370,918
Accrued shareholder litigation settlement                                     75,300                 -
Closure, post-closure and other liabilities                                   58,331            53,376
                                                                         -----------        ----------
   Total liabilities                                                         621,267           524,382
                                                                         -----------        ----------

Commitments and contingencies                                                      -                 -

Stockholders' equity:
  Preferred stock, $1.00 par value;
    10,000,000 shares authorized;
    none and 14,000 shares issued                                                  -                14
  Common stock, $.01 par value;
    150,000,000 shares authorized;
    50,557,574 and 46,648,637 shares issued                                      505               466
  Additional paid-in capital                                                 520,031           504,311
  Accumulated deficit                                                       (354,226)         (277,383)
  Less treasury stock at cost, 149,285 and 219,285 shares, respectively       (1,961)           (2,858)
                                                                         -----------        ----------
     Total stockholders' equity                                              164,349           224,550
                                                                         -----------        ----------
     Total liabilities and stockholders' equity                          $   785,616        $  748,932
                                                                         ===========        ==========

 The accompanying notes are an integral part of these supplemental consolidated financial statements.

                            USA WASTE SERVICES, INC.
               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In Thousands, Except Per Share Amounts)

                                                                            Year Ended December 31,
                                                             ----------------------------------------------------
                                                                1994                1993                 1992
                                                             ----------           ---------           ----------
Operating revenues                                           $ 434,224            $ 382,234           $  351,359
                                                             ---------            ---------           ----------
Costs and expenses:
 Operating                                                     257,370              217,345              208,928
 General and administrative                                     71,500               66,968               75,426
 Merger costs                                                    3,782                    -                    -
 Unusual items - operations                                      8,863                2,672               51,047
 Depreciation and amortization                                  56,139               52,222               44,139
                                                             ---------            ---------           ----------
                                                               397,654              339,207              379,540
                                                             ---------            ---------           ----------

Income  (loss) from operations                                  36,570               43,027              (28,181)
                                                             ---------            ---------           ----------

Other income (expense):
 Unusual item - shareholder litigation settlement
    and other litigation related costs                         (79,400)              (5,500)             (10,853)
 Interest expense:
    Early redemption premium                                    (1,254)                   -                    -
    Other                                                      (32,804)             (35,975)             (35,840)
 Interest income                                                 2,641                3,539                5,435
 Other, net                                                      1,877                1,915                1,699
                                                             ---------            ---------           ----------
                                                              (108,940)             (36,021)             (39,559)
                                                             ---------            ---------           ----------

Income (loss) before income tax provision                      (72,370)               7,006              (67,740)
Income tax provision                                             3,908                6,018                  479
                                                             ---------            ---------           ----------
Income (loss) from continuing operations                       (76,278)                 988              (68,219)

Discontinued operations:
 Loss from operations                                                -                    -               (1,407)
 Gain on sale, net of income taxes                                   -                    -                1,836
                                                             ---------            ---------           ----------
Income (loss) before extraordinary item                        (76,278)                 988              (67,790)
Extraordinary income from forgiveness
 of debt, net of income taxes                                        -                    -               10,066
                                                             ---------            ---------           ----------
Net income (loss)                                              (76,278)                 988              (57,724)
Preferred dividends                                                565                  582                  152
                                                             ---------            ---------           ----------
Income (loss) available to common shareholders               $ (76,843)           $     406           $  (57,876)
                                                             =========            =========           ==========

Earnings (loss) per common share:
 Continuing operations                                       $   (1.55)           $    0.01           $    (1.60)
 Discontinued operations                                             -                    -                 0.01
 Extraordinary income                                                -                    -                 0.23
                                                             ---------            ---------           ----------
     Earnings (loss) per common share                        $   (1.55)           $    0.01           $    (1.36)
                                                             =========            =========           ==========

Weighted average number of common and
  common equivalent shares outstanding                          49,671               45,885               42,707
                                                             =========            =========           ==========




 The accompanying notes are an integral part of these supplemental consolidated financial statements.

                            USA WASTE SERVICES, INC.
          SUPPLEMENTAL CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                             (Dollars In Thousands)


                                                                             Additional
                                            Preferred        Common           Paid-in      Accumulated        Treasury
                                              Stock          Stock            Capital        Deficit           Stock
                                              -----          -----            -------        -------           -----
Balance, January 1, 1992                    $     4          $   384      $   461,397       $ (222,891)       $       -

  Stock options exercised                         -                -              294                -                -
  Conversion of subordinated notes to
    common stock                                  -                2            2,521                -                -
  Shares issued in acquisitions                   -                5            5,660                -                -
  Effect of SRI acquisition accounted for as
    a pooling of interests                        -                8                2              (82)               -
  Conversion of preferred stock to
    subordinated debenture                       (2)               -           (2,998)               -                -
  Redemption of preferred stock                  (2)               -           (1,995)               -                -
  Treasury stock purchased                        -                -                -                -           (1,526)
  Common stock subscriptions collected            -                -               77                -                -
  Conversion of debt to preferred stock         522                -                -                -                -
  Conversion of preferred stock,
    debt and accrued interest as part of
    reorganization to common stock             (522)              15            1,764                -                -
  Private placement of common stock as
    part of reorganization                        -               32            3,355                -                -
  Compensation charge for common stock
    warrants granted                              -                -            6,353                -                -
  Private placement of common stock               -                4            4,785                -                -
  Series C Preferred Stock issued                 9                -            7,876                -                -
  Preferred dividends, 10% Series B,
    8% Series C                                   -                -              173             (152)               -
  Net loss                                        -                -                -          (57,724)               -
                                            -------          -------      -----------       ----------        ---------

Balance, December 31, 1992                        9              450          489,264         (280,849)          (1,526)

  Stock options exercised                         -                -               30                -                -
  Shares issued in acquisitions                   -               10            4,790                -                -
  Treasury stock purchased                        -                -                -                -           (1,332)
  Preferred stock subscriptions collected         -                -               50                -                -
  Private placement of common stock               -                6            4,742                -                -
  Series D Preferred Stock issued                 5                -            5,212                -                -
  Compensation charge for common stock
    warrants granted                              -                -               69                -                -
  Common stock issued for preferred
    stock dividends                               -                -              154             (582)               -
  Change in Envirofil fiscal year                 -                -                -            3,060                -
  Net income                                      -                -                -              988                -
                                            -------          -------      -----------       ----------        ---------

Balance, December 31, 1993                  $    14          $   466      $   504,311       $ (277,383)       $  (2,858)

                                                                       Continued

                            USA WASTE SERVICES, INC.
    SUPPLEMENTAL CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY, CONTINUED
                            (Dollars In Thousands)


                                                                             Additional
                                            Preferred        Common           Paid-in      Accumulated        Treasury
                                              Stock          Stock            Capital        Deficit           Stock
                                              -----          -----            -------        -------           -----
Balance, December 31, 1993                   $   14             $466         $504,311        $(277,383)         $(2,858)

  70,000 shares of treasury
    stock issued upon exercise
    of stock options                              -                -             (597)               -              897
  Common stock issued for preferred
    stock dividends                               -                1            1,390             (565)               -
  Shares issued in acquisitions                   -               16           14,506                -                -
  Conversion of preferred stock to
    common stock                                (14)              19               (5)               -                -
  Stock warrants exercised                        -                3              148                -                -
  Compensation charge for common
    stock issued to directors                     -                -               83                -                -
  Stock options exercised                         -                -              195                -                -
  Net loss                                        -                -                -          (76,278)               -
                                             ------             ----         --------        ---------          -------

Balance, December 31, 1994                   $    -             $505         $520,031        $(354,226)         $(1,961)
                                             ======             ====         ========        =========          =======




 The accompanying notes are an integral part of these supplemental consolidated financial statements.

                            USA WASTE SERVICES, INC.
               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In Thousands)


                                                                           Year Ended December 31,
                                                             ---------------------------------------------------
                                                                1994                 1993                 1992
                                                             ----------            -------            ----------
Cash flows from operating activities:
  Income (loss) from continuing operations                    $ (76,278)          $     988           $  (68,219)
  Adjustments to reconcile to net cash
    provided by operating activities:
      Depreciation and amortization                              56,139              52,222               44,139
      Deferred income taxes                                           -                   -                8,142
      Minority interest                                               -                   6                  340
      Unusual and other noncash items                            88,580               7,312               48,751
      (Gain) loss on disposal of assets, net                     (1,338)               (556)                 289
      Interest earned on escrowed funds                            (415)               (878)              (2,844)
      Adjustment for change in Envirofil
        fiscal year                                                   -                (930)                   -
      Change in assets and liabilities,
        net of effects of acquisitions and divestitures:
          (Increase) decrease in accounts  receivable and
            other receivables                                   (14,594)             (5,685)                 668
          (Increase) decrease in prepaid expenses and other        (557)              1,191               (3,272)
          Increase in other assets                               (1,005)             (3,038)                (416)
          Increase (decrease) in refundable taxes                  (659)             16,049               12,495
          Decrease in accounts payable and accrued liabilities   (1,198)            (24,157)              (9,261)
          Increase (decrease) in deferred revenues and
            other liabilities                                     4,560               1,840               (1,902)
          Other                                                   1,099                 574                1,391
                                                              ---------           ---------           ----------
Net cash provided by continuing operations                       54,334              44,938               30,301
Net cash used in operating activities of discontinued
  operations                                                          -              (2,148)              (5,885)
                                                              ---------           ---------           ----------
Net cash provided by operating activities                        54,334              42,790               24,416
                                                              ---------           ---------           ----------

Cash flows from investing activities:
  Acquisitions of businesses, net of cash acquired              (23,944)            (44,522)             (46,443)
  Capital expenditures                                          (80,678)            (61,409)            (118,239)
  Loans to others                                                (7,504)             (4,932)              (4,320)
  Collection of loans to others                                   1,785               1,607                  980
  Proceeds from sale of assets                                   16,987              36,251               13,447
  Purchase of marketable securities                                   -                   -              (18,491)
  Maturities and sales of marketable securities                       -                   -               68,840
  Decrease (increase) in restricted funds                        14,657                (404)              32,933
  Other                                                            (199)               (603)               1,150
  Net investing activities of discontinued operations                 -               4,500               19,672
                                                              ---------           ---------           ----------
Net cash used in investing activities                         $ (78,896)          $ (69,512)          $  (50,471)
                                                              ---------           ---------           ----------





                                                                       Continued

                            USA WASTE SERVICES, INC.
        SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS, CONTINUED
                                 (In Thousands)


                                                                           Year Ended December 31,
                                                             ----------------------------------------------------
                                                                1994                 1993                 1992
                                                             ----------            --------           ----------

Cash flows from financing activities:
  Short-term note payments                                    $       -           $       -           $  (10,000)
  Proceeds from issuance of long-term debt                       44,260              55,922               71,392
  Principal payments on long-term debt                          (38,732)            (71,572)             (85,781)
  Redemption of preferred stock                                       -                   -               (1,997)
  Net proceeds from issuance of preferred stock                       -               9,537                7,889
  Net proceeds from issuance of common stock                          -              13,106                8,177
  Proceeds from exercise of warrants                                151                   -                    -
  Proceeds from exercise of stock options                           492                  30                  157
  Net proceeds from stock subscriptions                               -                  95                   76
  Purchases of treasury stock                                         -              (1,332)              (1,526)
  Funds provided by (used for) replacement letters of credit          -              10,243              (10,243)
  Other                                                            (627)               (792)              (1,626)
  Net financing activities of discontinued operations                 -                   -                 (506)
                                                              ---------           ---------           ----------
Net cash provided by (used in) financing activities               5,544              15,237              (23,988)
                                                              ---------           ---------           ----------
Decrease in cash and cash equivalents                           (19,018)            (11,485)             (50,043)
Cash and cash equivalents at beginning of year                   49,179              60,664              110,707
                                                              ---------           ---------           ----------
Cash and cash equivalents at end of year                      $  30,161           $  49,179           $   60,664
                                                              =========           =========           ==========

Supplemental cash flow information:
  Cash paid during the year for:
    Interest                                                  $  33,277           $  35,849           $   34,392
    Income taxes                                                  7,334               6,160                1,843

Supplemental disclosure of non-cash investing
  and financing activities:
    Acquisition of property and equipment
      through capital leases                                        408                  62                  806
    Conversion of preferred stock                                     -                   -                3,000
    Conversion of subordinated notes                                  -                   -                2,523
    Issuance of common stock for preferred dividends              1,391                 327                  173
    Receivables from sales of businesses                              -               4,056                4,500

Acquisitions of businesses:
    Liabilities incurred or assumed                              10,085              20,534               22,088
    Common stock issued                                          14,522               4,800                5,665

 The accompanying notes are an integral part of these supplemental consolidated financial statements.

                            USA WASTE SERVICES, INC.
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Business - USA Waste Services, Inc. (the "Company") is engaged in the non-hazardous solid waste management business and provides solid waste management services, consisting of collection, transfer, disposal, soil remediation and recycling services to municipal, commercial, industrial and residential customers. The Company conducts operations through subsidiaries in multiple locations nationwide.

         Basis of presentation - The supplemental consolidated financial statements of the Company have been prepared to give retroactive effect to the merger with Chambers Development Company, Inc. ("Chambers") on June 30, 1995 ("the Merger"). Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling of interests methods in financial statements that do not include the date of consummation. These financial statements do not extend through the date of consummation; however, they will become the historical consolidated financial statements of the Company after financial statements covering the date of consummation of the business combination are issued. In addition, the shareholders of the Company approved an amendment to the Certificate of Incorporation to increase the authorized shares of common stock from 50,000,000 to 150,000,000 shares. These supplemental consolidated financial statements give retroactive effect to this amendment.

         Principles of consolidation - The supplemental consolidated financial statements include the accounts of USA Waste Services, Inc. and its majority-owned subsidiaries after elimination of all material intercompany balances and transactions. Investments in affiliated companies in which the Company owns 50% or less are accounted for under the equity method or cost method, as appropriate.

         Cash and cash equivalents - The Company's cash and cash equivalents consist primarily of cash on deposit, certificates of deposit, money market accounts and investment grade commercial paper purchased with original maturities of three months or less.

         Restricted funds held by trustees - Restricted funds held by trustees consist principally of funds deposited in connection with landfill closure and post-closure obligations, insurance escrow deposits and amounts held for landfill construction arising from industrial revenue financings. Amounts are principally invested in fixed income securities of federal, state and local governmental entities and financial institutions. The Company considers its landfill closure, post-closure and construction escrow investments to be held to maturity. The aggregate fair value of these investments approximates their amortized cost. Substantially all of these investments mature within one year. The Company's insurance escrow funds are invested in pooled investment accounts that hold debt and equity securities and are considered to be available for sale. The market value of those pooled accounts approximates their aggregate cost at December 31, 1994.

         Concentrations of credit risk - Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and accounts receivable. Concentrations of credit risk with respect to accounts receivable

                            USA WASTE SERVICES, INC.
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

are limited due to the Company's large number of customers and their dispersion across different geographic regions. The Company does not generally require collateral for its accounts receivable. The Company does not believe a material risk of loss exists with respect to its financial position due to concentrations of credit risk as of December 31, 1994.

         Interest rate swap agreements - The Company has used interest rate swap agreements, the last of which expired in November 1993, to minimize the impact of rate fluctuations on floating interest rate long-term borrowings. The differential paid or received on interest rate swap agreements is recognized as an adjustment to interest expense.

         Property and equipment - Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized, while minor replacements, maintenance and repairs are charged to expense as incurred. When property is retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in current operations. Depreciation is provided over the estimated useful lives of the assets involved using the straight-line method. The estimated useful lives are seven to thirty years for buildings and improvements, three to twenty years for vehicles and machinery and equipment, three to twelve years for containers, and three to ten years for furniture and fixtures.

         Disposal sites are stated at cost and amortized as airspace is consumed. Disposal site costs include expenditures for acquisitions of land and related airspace, engineering and permitting costs, and direct site improvement costs, which management believes are recoverable. Interest cost is capitalized on landfill construction projects and amortized as airspace is consumed.
During the years ended December 31, 1994, 1993 and 1992, interest costs were $38,035,000, $39,425,000, and $42,561,000 respectively, of which $3,977,000,
$3,450,000, and $6,721,000 were capitalized with respect to landfills and facilities under construction.

         Depreciation and amortization of property and equipment was $46,432,000, $42,209,000 and $36,905,000 for the years ended December 31,
1994, 1993 and 1992, respectively.

         Excess of cost over net assets of acquired businesses - The excess of cost over net assets of acquired businesses is being amortized on a straight-line basis over twenty-five years from the dates of the respective acquisitions. Accumulated amortization was $7,100,000 and $3,906,000 at December 31, 1994 and 1993, respectively. The Company assesses whether its excess of cost over net assets acquired is impaired based on the ability of the operation to which it relates to generate cash flows in amounts adequate to cover the amortization of such assets. If an impairment is determined, the amount of such impairment is calculated based on the estimated fair value of the asset.

         Accounting for acquisitions - The Company assesses each acquisition to determine whether the pooling of interests or the purchase method of accounting for the acquisition

                            USA WASTE SERVICES, INC.
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

is appropriate. For those acquisitions accounted for under the pooling of interests method, the financial statements of the acquired company are combined with those of the Company at their historical amounts, and all periods presented are restated as if the combination occurred on the first day of the earliest year presented. For those acquisitions accounted for using the purchase method of accounting, the Company allocates the cost of an acquired business to the assets acquired and the liabilities assumed based on the estimates of fair values thereof. These estimates are revised during the allocation period as necessary when information regarding contingencies becomes available to define and quantify assets acquired and liabilities assumed. The allocation period varies for each acquisition, but generally does not exceed one year. To the extent contingencies such as preacquisition environmental matters, litigation and related legal fees, and preacquisition tax matters are resolved or settled during the allocation period, they are included in the revised allocation of the purchase price. After the allocation period, the effect of changes in such contingencies is included in results of operations in the periods in which the adjustments are determined.

         Other intangible assets - Other intangible assets consist primarily of customer lists, covenants not to compete, and licenses and permits. Other intangible assets are recorded at cost and amortized on a straight-line basis over three to ten years. Accumulated amortization was $19,730,000 and $16,635,000 at December 31, 1994 and 1993, respectively, excluding $1,279,000 related to assets held for sale at December 31, 1993.

         Closure, post-closure and other liabilities - The Company has material financial commitments for the costs associated with its future obligations for closure and post-closure costs of landfills it operates or for which it is otherwise responsible. While the precise amount of these future costs cannot be determined with certainty, the Company has estimated that the aggregate final closure and post-closure costs will be approximately $165,000,000 which, for each landfill, will be fully accrued at the time the site stops accepting waste and is closed. As of December 31, 1994 and 1993, the Company has accrued $38,990,000 and $30,072,000, respectively, for final closure and post-closure costs of disposal facilities. The difference between the final closure and post-closure costs accrued as of December 31, 1994 and the total estimated final closure and post-closure costs to be incurred will be accrued and charged to expense as airspace is consumed. The Company also expects to incur approximately $200,000,000 related to capping activities expected to occur during the operating lives of these disposal sites. These costs are also being accrued over the useful lives of the disposal sites as airspace is consumed.

         The Company bases its estimates for these accruals on management's reviews, performed not less than annually, including input from its engineers and interpretations of current requirements and proposed regulatory changes. The closure and post-closure requirements are established under the standards of the U.S. Environmental Protection Agency's Subtitle D regulations as implemented and applied on a state-by-state basis. Closure and post-closure accruals consider estimates for the final cap and cover for the site,

                            USA WASTE SERVICES, INC.
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

methane gas control, leachate management and groundwater monitoring, and other operational and maintenance costs to be incurred after the site stops accepting waste, which is generally expected to be for a period of up to thirty years after final site closure.

         For disposal sites that were previously operated by others, the Company assessed and recorded a closure and post-closure liability at the time the Company assumed closure responsibility based upon the estimated total closure and post-closure costs and the percentage of airspace utilized as of such date. Thereafter, the difference between the closure and post-closure costs accrued and the total estimated closure and post-closure costs to be incurred are accrued and charged to expense as airspace is consumed. Also in connection with the acquisition of certain businesses, the Company has recorded a current liability of approximately $2,000,000 as of December 31, 1994, relating to minor remediation activities that exist at certain of the Company's facilities.

         Accounting change - In the fourth quarter of 1994, the Company elected early adoption of Statement of Financial Accounting Standards No. 116, "Accounting for Contributions Received and Contributions Made." The new standard requires, among other things, the recognition as expense of the fair value of contributions made, including unconditional promises to give, in the period in which the contribution is made or unconditional promise is given. Prior to adoption, the Company had recognized contributions made or unconditional promises to give in the period the contribution was paid. On December 29, 1994, the Company made unconditional promises to contribute $3,000,000 to certain charitable organizations, payable in annual installments of $500,000 over the next six years; accordingly, the Company has recorded a charge to general and administrative expense of $2,269,000, representing the present value of these obligations. There was no cumulative effect as of January 1, 1994 of adopting the new standard.

         Income taxes - Deferred taxes are determined based on the difference between the financial accounting and tax bases of assets and liabilities. Deferred tax expense represents the change during the period in the deferred income tax balances.

         Revenue recognition - The Company recognizes revenues as services are provided. Amounts billed and received prior to services being performed are included in deferred revenues.

         Earnings per share - Earnings per share computations are based on the weighted average number of shares of common stock outstanding and the dilutive effect of stock options and warrants using the treasury stock method. The dilutive effect between primary and fully-dilutive earnings per share is less than 3% or is anti-dilutive for all periods presented and is therefore not disclosed in the accompanying supplemental consolidated statements of operations.

                            USA WASTE SERVICES, INC.
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

2.       ACQUISITIONS

         Since 1990, the Company has acquired several collection, transfer, recycling, disposal, and soil remediation businesses. These acquisitions were accounted for in accordance with the purchase or pooling of interests method of accounting depending on the terms of each transaction as described below. The most significant transaction has been the Company's acquisition of Chambers on June 30, 1995 discussed below.

         Chambers Development Company, Inc.
         ----------------------------------

         On June 30, 1995, the Company completed its merger with Chambers and approximately 27,800,000 shares of the Company's common stock were issued in exchange for all outstanding shares of Chambers Common Stock and Class A Common Stock. The acquisition has been accounted for as a pooling of interests, and, accordingly, the accompanying supplemental consolidated financial statements include the accounts of Chambers for all periods presented.

         Combined and separate results of operations of the Company and Chambers are as follows (in thousands):

                                       USA Waste        Chambers          Adjustments     Combined
                                      ------------    -----------      ---------------  ------------
  Three months ended March 31, 1995
    (unaudited):
    Operating revenues                $   46,508       $  54,734        $     -          $ 101,242
    Net income (loss)                      4,788          (5,269)            665 (a)(b)        184

  Year ended December 31, 1994:
    Operating revenues                   176,235         257,989               -           434,224
    Net income (loss)                     13,831         (90,244)            135 (a)(b)    (76,278)

  Year ended December 31, 1993:
    Operating revenues:                   93,753         288,481               -           382,234
    Net income                             5,190           8,303         (12,505)(a)(b)        988

  Year ended December 31, 1992:
    Operating revenues                    57,049         294,310               -           351,359
    Extraordinary Item                    10,066               -               -            10,066
    Net income (loss)                      8,198         (70,723)          4,801 (b)       (57,724)


         The following adjustments have been made to the combined results of operations:

         (a) All significant intercompany transactions between the Company and Chambers have been eliminated. In September 1993, Chambers sold certain of its collection and landfill operations to the Company and, as a result of such sale, Chambers recorded a gain of approximately $13,600,000. The Company accounted for the transaction as a purchase and allocated the purchase price to the assets acquired. The gain recorded by Chambers in 1993 has been removed for that year based on the assumption that the Company and Chambers had been combined from their inception. In addition, the results for the years

                            USA WASTE SERVICES, INC.
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

2.       ACQUISITIONS, CONTINUED

ended December 31, 1994 and 1993 have been adjusted for the effect of lower amortization as a result of the reduction in the asset amounts recorded.

         (b) The combined results assume that the acquisition qualifies as a "tax-free" reorganization for federal income tax purposes. As a result of the acquisition, certain tax net operating loss carryforwards will become available to offset future taxable income of the combined company. Chambers had not recognized any benefit with respect to these tax net operating loss carryforwards in prior years; however, the supplemental consolidated financial statements recognize of these benefits to the extent previously recognized deferred tax liabilities.

         The Company expects to incur up to $25 million in estimated nonrecurring costs related to the Merger which are expected to be incurred within 12 months of the transaction date. These Merger related costs relate primarily to transaction costs, severance and other termination benefits, and nonrecurring costs relating to the integration of the operations of the combined company.

         Other Poolings of Interests
         ---------------------------

         On May 27, 1994, the Company acquired Envirofil, Inc. ("Envirofil") in a transaction accounted for as a pooling of interests. The Company acquired all the common stock of Envirofil in exchange for approximately 9,700,000 shares of the Company's common stock. Accordingly, the Company has previously restated its 1993 and 1992 consolidated financial statements to include Envirofil from the beginning of each such year.

         The results of operations for Envirofil for the periods prior to the combination were as follows (in thousands):


                                                         Three
                                                         Months
                                                         Ended             Year Ended December 31,
                                                        March 31,         -------------------------
                                                          1994             1993               1992
                                                          ----             ----               ----
                                                      (unaudited)
         Operating revenues                            $  13,473        $  15,616          $   4,813
         Income (loss) from continuing operations            439           (4,392)           (10,109)
         Extraordinary item                                    -                -             10,066
         Net income (loss)                                   439           (4,392)               854

         In connection with the acquisition, Envirofil changed its fiscal year end from June 30 to December 31 to conform with the Company's year end. Envirofil's operating results for the six months ended June 30, 1993 were included in the supplemental consolidated statements of operations for both of

                            USA WASTE SERVICES, INC.
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

2.       ACQUISITIONS, CONTINUED

the years ended December 31, 1993 and 1992. The following is a consolidated summary of operations for Envirofil for the six months ended June 30, 1993 (in thousands):

         Operating revenues                                                      $ 3,482
         Costs and expenses                                                        6,390
                                                                                 -------

         Net loss                                                                 (2,908)
         Preferred dividends                                                        (152)
                                                                                 -------

         Adjustment to change fiscal year end                                    $(3,060)
                                                                                 =======


         The Company's supplemental consolidated financial statements for 1992 include Envirofil's operating results for the year ended June 30, 1993, and have not been restated for the change in fiscal year of Envirofil. Costs related to the acquisition of $3,782,000 were charged to expense in the quarter in which the acquisition was consummated.

         On September 30, 1993, the Company acquired Soil Remediation of Philadelphia, Inc. ("SRI") in a transaction accounted for as a pooling of interests. The Company acquired all the common stock of SRI in exchange for 800,000 shares of the Company's common stock and the assumption of approximately $9,000,000 of SRI's indebtedness. SRI owns and operates a thermal remediation facility in Pennsylvania. SRI commenced operations in the fall of 1992, and the combined results of operations for the Company including SRI for 1992 are not significantly different than excluding SRI's results. Accordingly, the Company restated its consolidated balance sheet to include SRI as of December 31, 1992, but the related statements of operations and cash flows relating to prior periods were not restated. The results of operations of SRI for the nine months prior to the combination are - operating revenues $5,008,000; net income $1,110,000.

         As of May 1, 1993, the Company acquired all of the outstanding common stock of Custom Disposal Services, Inc., ("Custom") in exchange for 262,231 shares of its common stock. At the time of its acquisition, Custom was controlled by affiliates of the Company. This transaction was accounted for in a manner similar to a pooling of interests. The results of the combined operations for the periods prior to the combination were not significantly different than previously reported, and accordingly, were not restated for prior periods. Effective September 30, 1994, the Company sold substantially all of Custom's assets.

         Purchases
         ---------

         During 1994, the Company made several acquisitions that were accounted for under the purchase method of accounting. Results of operations of companies that were acquired and subject to purchase accounting are included from the dates of acquisition. The total costs of acquisitions accounted for under the purchase method were $49,033,000 in 1994.

                            USA WASTE SERVICES, INC.
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

2.       ACQUISITIONS, CONTINUED

         Of the 1994 purchases, the most significant transaction occurred on February 28, 1994. The Company acquired businesses in New Jersey that provide collection and recycling services to residential and commercial customers in central New Jersey. The aggregate purchase price for the businesses acquired consisted of approximately $15,930,000 in cash and 1,738,000 shares of Envirofil common stock (347,600 shares of the Company's common stock).

         The excess of the aggregate purchase price over the fair value of net assets acquired in 1994 acquisitions was approximately $23,957,000. The purchase price allocations are subject to adjustment during the allocation period as necessary when information becomes available to define and quantify assets acquired and liabilities assumed.

         Pro Forma Results of Operations
         -------------------------------

         The following summarized unaudited pro forma results of operations assumes 1994 and 1993 acquisitions accounted for as purchases occurred at the beginning of 1993 (in thousands, except per share amounts):

                                                           1994                  1993
                                                       -----------           -----------
       Operating revenues                               $  440,209            $ 433,485
                                                        ==========            =========

       Income (loss) from continuing operations         $  (76,235)           $   1,710
                                                        ==========            =========

       Earnings (loss) per common share from
         continuing operations                          $    (1.53)           $    0.03
                                                        ==========            =========


3.       DIVESTITURES AND DISCONTINUED OPERATIONS

         Divestitures
         ------------

         In late 1992, Chambers initiated a program to divest certain businesses that did not meet strategic and performance objectives and, in 1993 and 1994, completed a series of asset sales to various parties. During 1993, Chambers sold a transfer station, five collection and hauling businesses and a parcel of land for total proceeds of $20,669,000 in cash and received $996,000 with respect to a development project in California. These sales resulted in a net gain of $7,101,000. Additionally, on December 31, 1993, Chambers sold its two transfer stations in Morris County, New Jersey, to the Morris County Municipal Utilities Authority ("MCMUA") for $9,500,000 in cash, which resulted in a deferred gain of $3,950,000. Simultaneous with entering into the agreement for the sale of these transfer stations, Chambers and the MCMUA amended the agreement pursuant to which Chambers

                            USA WASTE SERVICES, INC.
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

3.       DIVESTITURES AND DISCONTINUED OPERATIONS, CONTINUED

operates the transfer stations and provides waste disposal services, reducing the rates charged for such services in 1994. As a result of the interrelationship of the sale of the transfer stations and the operating and disposal service agreement, the gain on sale was deferred and recognized in 1994 as services were provided. As part of the agreement of sale, Chambers will continue to operate the transfer stations and provide waste disposal services until the county's long-term solid waste system is in operation or December 31, 1996, if later.

         During 1994, Chambers sold a recycling operation, a building and a parcel of land for a total of $2,089,000 in cash. The losses incurred as a result of these sales have been charged to the previously established allowance for divestiture losses.

         The following are summarized operating results of the businesses that were sold during 1994 and 1993, included in the results of continuing operations. These results exclude the two transfer stations in Morris County, New Jersey, that the Company will continue to operate, and the net gain from divestitures of $7,101,000 included in unusual items - operations for the year ended December 31, 1993 (in thousands).

                                                                       Year Ended December 31,
                                                              ---------------------------------------
                                                              1994               1993            1992
                                                              ----               ----            ----
       Operating revenues                                  $  9,264            $17,829         $27,274
       Income (loss) from operations                            398                444          (4,261)

         As a result of changes in Chambers' assessment of the marketability of one of its operations intended for divestiture, in 1994 Chambers reclassified $1,309,000 of assets for that operation, net of a related contract loss reserve, from assets held of sale to their respective balance sheet classifications. Additionally, assets of $1,226,000, related to undeveloped land that is permitted for use as a transfer station, were reclassified to assets held for sale. The remaining assets held for sale at December 31, 1994 include an undeveloped permitted landfill site and certain assets of a hauling and transfer station operation discussed below.

         In 1994, the Company wrote off certain assets, primarily related to the Atlantic City, New Jersey transfer station and recycling operations, against previously recorded divestiture loss reserves and recorded an additional divestiture loss provision of $1,114,000 for the remaining assets related to the transfer station and recycling operations, which the Company was attempting to sell or lease. Operating losses for the Atlantic City operation of $874,000, $857,000 and $690,000 for the years ended December 31, 1994, 1993 and 1992, respectively, have been incurred and charged to the previously established divestiture loss reserve. Subsequent to December 31, 1994, the Company decided to retain the Atlantic City collection operations.

                            USA WASTE SERVICES, INC.
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

3.       DIVESTITURES AND DISCONTINUED OPERATIONS, CONTINUED

         Chambers had recorded a provision of $10,466,000 in 1992 for estimated losses on the disposition of certain of its businesses (see Note 11). The provision reflected the expected loss from the disposition of net assets, anticipated operating losses from the measurement date through the expected dates of disposal and estimated disposal costs. Approximately $2,299,000 in operating losses incurred by these businesses during 1994 and 1993 and $1,484,000 of losses on divestitures incurred in 1994 and 1993 have been charged against the loss reserve. Approximately $3,689,000 was charged to the loss reserve in 1994 and 1993 as a result of writing down assets to their net realizable value. Accruals of $7,689,000, consisting principally of provisions previously recorded for expected losses on the disposition of the businesses subsequently retained, have been reversed and are included in unusual items in 1994 and 1993 (see Note 11).

         In 1993, Chambers also recorded a provision of $3,194,000 for estimated losses on the disposition of additional businesses classified as assets held for sale and in 1994 and 1993 recorded provisions of $1,114,000 and $2,321,000, respectively, for changes to estimates for losses related to the remaining assets held for sale.

         Net assets held for sale consist of the following (in thousands):

                                                                          December 31,
                                                                --------------------------------
                                                                   1994                  1993
                                                                   ----                  ----
       Inventories and prepaid expenses                         $      96             $      724
       Property and equipment, net                                 11,222                 16,260
       Intangibles and other noncurrent assets                          -                    743
                                                                ---------             ----------
                                                                   11,318                 17,727
       Less allowance for loss on sale                              2,020                  6,697
                                                                ---------             ----------
       Net assets held for sale                                 $   9,298             $   11,030
                                                                =========             ==========



         Discontinued Operations
         -----------------------

         On December 11, 1992, Chambers sold substantially all of the assets of its security services business to Baker Industries, Inc./BPS Guard Services, Inc. for approximately $27,430,000, of which $22,930,000 was received at closing with the balance received in 1993. Operating results of the security services business for the nine months ended September 30, 1992, which have been classified in the supplemental consolidated statements of operations as discontinued operations, include operating revenues of $68,079,000 and a loss from operations of $1,407,000.

                            USA WASTE SERVICES, INC.
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

3.       DIVESTITURES AND DISCONTINUED OPERATIONS, CONTINUED

         Effective June 30, 1991, Envirofil formally discontinued operations in all non-landfill related businesses. As part of a December 1992 reorganization (see Note 11), Envirofil sold the stock of its home medical equipment operations holding company, Med-Care Corp., and its related subsidiaries for $10 to the former Chairman, President and majority shareholder of Envirofil. Although sold for a nominal amount, due to its net liability position on the date of sale, Envirofil recorded a net gain of $897,000 on this sale. The disposition of these companies completed Envirofil's plan to liquidate all non-landfill related businesses and to concentrate on the acquisition, development and operation of non-hazardous sanitary landfills. The Company believes that Envirofil has settled or satisfied all claims and liabilities with respect to such discontinued operations, however, there can be no assurance that claims and liabilities arising out of or related to the home medical equipment business will not be made against Envirofil and will not be significant.


4.       PROPERTY AND EQUIPMENT

         Property and equipment consists of the following (in thousands):

                                                                             December 31,
                                                                  -----------------------------------
                                                                     1994                     1993
                                                                  ----------               ----------
         Disposal sites, including costs incurred
           for expansion projects in process of
           $32,499 and $19,224                                   $   434,456              $  376,981
         Vehicles                                                     70,233                  65,038
         Machinery and equipment                                      70,669                  69,862
         Containers                                                   40,292                  33,577
         Buildings and improvements                                   28,965                  26,291
         Furniture and fixtures                                       12,661                  12,134
         Land                                                         52,972                  53,784
                                                                 -----------              ----------
                                                                     710,248                 637,667
         Less accumulated depreciation
           and amortization                                          186,691                 145,059
                                                                 -----------              ----------
                                                                 $   523,557              $  492,608
                                                                 ===========              ==========


                            USA WASTE SERVICES, INC.
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


5.       LONG-TERM DEBT

         Long-term debt consists of the following (in thousands):

                                                                                             December 31,
                                                                                      -------------------------
                                                                                         1994           1993
                                                                                       ---------     ----------
         Revolving credit facility                                                    $   98,000     $  55,500
         Senior Notes, interest at 11.45%, maturing in 1996                              133,501       152,843
         Senior Notes, interest at 11.95%, maturing in 1996                               17,929        20,525
         8  1/2 % Convertible Subordinated Debentures                                     49,000        49,000
         Industrial revenue bonds, variable interest rates (5.8% to 6.0% at
           December 31, 1994), principal payable in annual installments,
           maturing in 2001-2007, collateralized by letters of credit                     88,800        95,200
         Noninterest-bearing notes, principal payable in annual installments, maturing in 2002, less unamortized discount of $3,630 and $4,464,
           respectively, based on imputed interest rate of 12%                             7,170         7,686
         Other notes payable and equipment loans, various interest rates
           (6.0% to 11.5% at December 31, 1994), maturities through 2001,
           collateralized by vehicles, equipment and other assets                         14,118        19,728
         Capital lease obligation on building (Note 13)                                    2,196         2,318
                                                                                      ----------     ---------
                                                                                         410,714       402,800
         Less current maturities                                                          46,795        31,882
                                                                                      ----------     ---------
                                                                                      $  363,919     $ 370,918
                                                                                      ==========     =========


         The aggregate estimated payments, including scheduled minimum maturities, of long-term obligations outstanding at December 31, 1994 for the five years ending December 31, 1995 through 1999 are: 1995-$46,795,000; 1996-$203,260,000; 1997-$104,900,000; 1998-$2,828,000; and 1999-$1,954,000.

         On June 30, 1995, and in connection with the acquisition of Chambers, the Company entered into a $550,000,000 credit agreement with three major banks consisting of a $300,000,000 five-year revolving credit and letter of credit facility and a $250,000,000 five-year term loan facility (the "Credit Facility"). On that date, the Company arranged to borrow $370,000,000, the proceeds of which were used to refinance outstanding indebtedness under the Company's prior revolving credit facility, to repay the 11.45% and 11.95% Senior Notes of Chambers, and to finance the Chambers' shareholder litigation settlements discussed in Note 12 and certain other merger related costs. The Credit Facility is collateralized by all capital stock of the Company's subsidiaries, whether now owned or hereafter acquired and intercompany receivables between the Company and its subsidiaries and between subsidiaries.

                            USA WASTE SERVICES, INC.
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

5.       LONG-TERM DEBT, CONTINUED

         Revolving credit loans under the Credit Facility are limited to $160,000,000 less the amount of any future industrial revenue bonds enhanced or secured by letters of credit issued under the Credit Facility. Loans bear interest at a rate based on the Eurodollar Rate or the prime rate, plus a margin ranging from zero to 1.75% depending on the leverage ratio of the Company. The Company is also obligated to pay a letter of credit fee ranging from .75% to 1.75% on outstanding letters of credit also depending on the leverage ratio of the Company. A commitment fee ranging from .25% to .50% is required on the unused portion of the Credit Facility.

         Chambers is a party to a loan agreement with a major bank. At June 30, 1995, there were approximately $109,000,000 in letters of credit outstanding under such agreement, which letters of credit were issued primarily to collateralize industrial revenue bonds. A $112,000,000 letter of credit was issued under the Company's Credit Facility to collateralize the outstanding Chambers' letters of credit. The Company intends to replace all of the Chambers' letters of credit with letters of credit issued under the Credit Facility.

         The Credit Facility contains financial covenants including minimum consolidated net worth, funded debt levels, capital expenditures, and interest and debt service coverage requirements. The Credit Facility also restricts the incurrence of additional indebtedness, liens and the payment of dividends.

         Upon refinancing of the 11.45% and 11.95% Senior Notes of Chambers, the Company paid an early redemption premium (the "Premium") of approximately $9,400,000 to the note holders based on the difference between the interest rates on the Senior Notes and an adjusted rate for U.S. Treasury securities having similar maturities.

         At December 31, 1994, letters of credit have been provided to the Company supporting industrial revenue bonds, performance of landfill closure and post-closure requirements, insurance and other contracts. Letters of credit outstanding at December 31, 1994 aggregated $116,777,000.

         In September 1992, the Company issued $49,000,000 of 8-1/2% Convertible Subordinated Debentures due October 15, 2002 in an underwritten public offering. Interest on the debentures is payable semi-annually. The debentures are convertible into the Company's common stock at any time on or before maturity, unless previously redeemed, at $13.25 per share, subject to adjustment in certain events. The debentures are redeemable at the option of the Company, in whole or in part, at any time on or after October 15, 1995, at an original redemption price of 105.67% of the principal amount, declining to par over the term of the debentures. The debentures are subordinated to all existing and future indebtedness of the Company and do not restrict the incurrence of additional senior debt.

                            USA WASTE SERVICES, INC.
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

6.       PREFERRED STOCK

         The Board of Directors is authorized to provide for the issuance of the preferred stock in series; and with respect to each series, to fix its designation, relative rights (including voting, dividend, conversion, sinking fund and redemption rights), preferences (including with respect to dividends and upon liquidation) and limitations. The Company currently has no issued or outstanding preferred stock.


7.       COMMON STOCK OPTIONS AND WARRANTS

         Options
         -------

         In 1990, the Company's shareholders adopted the 1990 Stock Option Plan (the "1990 Plan"). A total of 900,000 shares may be issued under the Plan. In 1993, the Company adopted the 1993 Stock Option Incentive Plan (the "1993 Plan") which allows the Company to grant options for up to 4,000,000 shares of the Company's common stock to officers, directors and key employees. Stock options have been granted under the 1990 and 1993 Plans at an exercise price which equals or exceeds the fair market value of the common stock on the date of grant. No options are available for future grant under the 1990 Plan.

         In March 1993, the stockholders of Envirofil approved the adoption of the Envirofil Employees' 1993 Stock Option Plan (the "1993 Envirofil Plan"). Under the 1993 Envirofil Plan, options may be granted to purchase up to an aggregate of 600,000 shares of common stock of the Company. The 1993 Envirofil Plan will terminate in January 2003. Under the terms of the 1993 Envirofil Plan, options were permitted to be granted at an exercise price per share not less than the fair market value of the common stock at the date of grant. On May 27, 1994, Envirofil had outstanding options to purchase 443,182 shares under the 1993 Envirofil Plan. No additional options may be issued under such plan.

         Chambers had two plans under which stock options for the purchase of its Class A Common Stock could be granted: the 1993 Stock Incentive Plan (the "1993 Chambers Plan") and the 1991 Stock Option Plan for Non-Employee Directors (the "Chambers Directors' Plan").

         The maximum number of shares of Chambers Class A Common stock available for grant under the 1993 Chambers Plan in each calendar year was equal to one percent of the total number of outstanding shares of Chambers Class A Common Stock as of the beginning of the year, plus any shares then reserved but not subject to grant under Chambers' terminated 1988 Stock Option Plan (the "1988 Chambers Plan"). Any unused shares available for grant in any calendar year were carried forward and available for award in

                            USA WASTE SERVICES, INC.
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

7.       COMMON STOCK OPTIONS AND WARRANTS, CONTINUED

succeeding calendar years. Under the terms of the 1993 Chambers Plan, the exercise price of stock options granted could not be more or less than the fair market value of the stock on the date of grant, but in no event may it be less than the par value of the stock.

         The Chambers Directors' Plan provided for the granting of options for the purchase of a maximum of 150,000 shares of Chambers Class A Common Stock. Under the Chambers Directors' Plan, each person serving as a director and who was not employed by Chambers was automatically granted options for the purchase of 2,000 shares of Chambers Class A Common Stock on the third business day following each annual stockholders' meeting. In addition, each nonemployee director at the effective date of the plan was granted options to purchase 2,000 shares of Chambers Class A Common Stock for each year previously served on Chambers' Board of Directors.

         As a result of the merger of Chambers with the Company, all unexpired and unexercised options under the 1993 Chambers Plan, the 1988 Chambers Plan and the Chambers Directors' Plan converted to options to purchase shares of the Company's common stock and became fully vested and exercisable. No additional options may be issued under such plans.

         The following table summarizes activity under all of the above stock option plans (in thousands):

                                                        1994            1993              1992
                                                       -----           -----             -----
           Outstanding, beginning of year              1,807           1,070               853
           Granted                                       567             882               347
           Exercised                                    (211)           (134)             (121)
           Cancelled                                    (189)            (11)               (9)
                                                      ------          ------            ------
           Outstanding, end of year                    1,974           1,807             1,070
                                                      ======          ======            ======


         The option prices of shares exercised during 1994, 1993 and 1992 were from $2.50 to $14.00 in 1994, $6.00 in 1993, and from $2.50 to $41.86 in 1992.
As of December 31, 1994, options for the purchase of 797,000 shares of the Company's common stock were exercisable at prices ranging from $5.00 to $59.11 per share. The Company holds 149,285 shares of its common stock in treasury as of December 31, 1994, for future distribution upon exercise of options under the plans.

                            USA WASTE SERVICES, INC.
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


7.     COMMON STOCK OPTIONS AND WARRANTS, CONTINUED

       Warrants
       --------

       The Company has issued warrants expiring through 2002 for the purchase of 3,138,864 shares of common stock in connection with private placements of debt and equity securities, acquisitions of businesses, bank borrowings, reorganizations and certain employment agreements. Transactions involving common stock warrants during each of the two years ended December 31, 1994, are summarized as follows:

                                                                                          Exercise
                                                                  Warrants                  Price
                                                                  --------                  -----
         Outstanding at December 31, 1992                         1,822,232           $ 0.55 - $17.50
         Issued                                                     406,632           $ 1.25 - $10.00
                                                                 ----------
         Outstanding at December 31, 1993                         2,228,864           $ 0.55 - $17.50
         Issued                                                     910,000           $10.00 - $12.88
         Exercised                                                 (443,399)          $ 0.55 - $ 8.80
                                                                 ----------
         Outstanding at December 31, 1994                         2,695,465           $ 1.25 - $17.50
                                                                 ==========


         Stock Compensation Expense
         --------------------------

         In 1992 and 1993, Envirofil granted certain options and warrants with exercise prices that were less than the fair market value of Envirofil's common stock at the date of the grant of the options or warrants or the renegotiation of the exercise price of warrants previously granted. Stock compensation expense has been recorded to the extent that the exercise prices of the vested options or warrants were less than the fair market value of Envirofil's common stock at the date of the renegotiation of the exercise price reduction or the granting of the options or warrants. As a result, charges of $5,249,000 and $923,000 were recorded as stock compensation expense in the supplemental consolidated statement of operations for the years ended December 31, 1992 and 1993, respectively. The offset to these charges was an increase in additional paid-in capital.

                            USA WASTE SERVICES, INC.
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

8.       INCOME TAXES

         The provision (benefit) for income taxes applicable to continuing operations consists of the following (in thousands):

                                                                  Year Ended December 31,
                                                 ------------------------------------------------------
                                                    1994                  1993                 1992
                                                 ----------            ----------            ---------
           Current                               $   3,908              $   6,018             $ (7,663)
           Deferred                                      -                      -                8,142
                                                 ---------              ---------             --------
                                                 $   3,908              $   6,018             $    479
                                                 =========              =========             ========


         In 1993, the current provision for income taxes includes a distribution to the former sole shareholder of SRI to fund the tax provision for the period prior to SRI's acquisition by the Company.

         Deferred income taxes are primarily attributable to the temporary differences in reporting depreciation and amortization for financial and tax purposes. The difference in federal income taxes at the statutory rate and the income tax provision for the years presented above is as follows (in thousands):

                                                                 Year Ended December 31,
                                                 -------------------------------------------------------
                                                    1994                   1993                 1992
                                                 ---------              ---------             --------
         Computed at federal statutory rate       $(25,365)                $2,382             $(23,031)
         Operating losses not utilized              28,520                      -               26,876
         Benefit of operating loss carryforwards         -                 (1,895)                   -
         Prior year tax adjustment                  (4,300)                     -                    -
         Income taxes on gain reversed in
           combination                                   -                  4,590                    -
         Nondeductible expenses                      4,480                      -                    -
         State and local income taxes                  866                  2,071                1,515
         Other                                        (143)                (1,130)              (4,881)
                                                  --------                 ------             --------
         Income tax provision                     $  3,908                 $6,018             $    479
                                                  ========                 ======             ========


         The statute of limitations has expired for Chambers' federal income tax returns for 1987 and prior years. Chambers' tax returns for 1988 through 1992 are currently under examination by the Internal Revenue Service ("IRS"). Chambers has reached tentative agreement with the IRS regarding the tax treatment of certain costs and expenses deducted for financial statement purposes in these open tax years. That agreement is subject to the approval of the Joint Committee on Taxation. Based on the tentative agreement with the IRS, Chambers estimates its tax net operating loss carryforwards at December 31, 1994 to

                            USA WASTE SERVICES, INC.
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

8.       INCOME TAXES, CONTINUED

be approximately $232,000,000, the majority of which expire in 2007. The statute of limitations has expired for USA Waste's federal income tax returns for 1990 and prior years. No USA Waste tax returns are currently under examination by the IRS. In addition, USA Waste has approximately $8,200,000 of tax net operating loss carryforwards, which expire in 1998.

         The Company intends to utilize the tax net operating loss carryforwards to offset future income for tax purposes. The Company believes that there will be no "ownership change" within the meaning of the Section 382 of the Internal Revenue Code in connection with the Merger; however, there can be no assurance in this matter. If an ownership change is deemed to have occurred in connection with the Merger, or in the future, the utilization of the tax net operating loss carryforwards may be subject to yearly limitations.

         The components of the net deferred tax liability are as follows (in thousands):

                                                                                         December 31,
                                                                                  --------------------------
                                                                                     1994            1993
                                                                                  ----------       ---------
           Deferred tax liabilities:
             Property and equipment, net                                          $   21,132       $  17,536
             Intangibles assets                                                        8,540           4,725
             Other                                                                     3,954           1,191
                                                                                  ----------       ---------

               Total deferred tax liabilities                                         33,626          23,452
                                                                                  ----------       ---------
           Deferred tax assets:
             Net operating loss carryforwards                                        101,155          81,603
             Accrued shareholder litigation settlement                                28,360               -
             Closure, post-closure and other liabilities                              15,367          11,141
             Other                                                                    16,158           7,797
                                                                                  ----------       ---------
                Total deferred tax assets                                            161,040         100,541

                Valuation allowance                                                 (127,414)        (77,089)
                                                                                  ----------       ---------
                Net deferred tax assets                                               33,626          23,452
                                                                                  ----------       ---------

           Net deferred tax liability                                             $        -       $       -
                                                                                  ==========       =========


9.       BUSINESS SEGMENT INFORMATION

         The Company operates in one business segment providing waste collection, transfer, disposal, soil remediation and recycling services to municipal, commercial, industrial and residential customers.

                            USA WASTE SERVICES, INC.
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

9.       BUSINESS SEGMENT INFORMATION, CONTINUED

         During 1994, 1993 and 1992, there were no individual customers that accounted for more than 10% of operating revenues.

10.      FAIR VALUE OF FINANCIAL INSTRUMENTS

         The following disclosures of the fair value of financial instruments are presented in accordance with the requirements of Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments." The estimated fair value amounts have been determined by the Company using available market data and valuation methodologies.

         The book values of cash, restricted funds held by trustees, trade accounts receivable, trade accounts payable and financial instruments included in notes and other receivables and other assets approximate their fair values principally because of the short-term maturities of these instruments. The following methods and assumptions have been used by the Company to estimate the fair value of other financial instruments.

         Long-Term Debt
         --------------

         The fair value of the Company's debt maturing within one year and the revolving credit facility approximates the carrying amount due to the nature of the instruments involved.

         The estimated fair value of the 8 1/2% Convertible Subordinated Debentures due 2002 is based on their quoted market value.

         The fair value of the 11.45% and 11.95% Senior Notes approximates the carrying amount for obligations of similar risk and duration. The interest rates on these notes were established in December 1992 and remained unchanged when the amendments to the agreements were executed in July 1993. Interest and periodic fees on these notes were increased in November 1994.

         The fair value of the industrial revenue bonds approximates the carrying amount as the interest rates on the bonds are reset weekly based on the credit quality of the letters of credit which collateralize the bonds.

                            USA WASTE SERVICES, INC.
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

10.      FAIR VALUE OF FINANCIAL INSTRUMENTS, CONTINUED

         The fair value of the noninterest bearing notes approximates the carrying amount which represents the discounted value of the notes using an interest rate considered market for a borrowing of similar credit quality and maturity.

         The fair value of other notes payable and equipment loans, excluding capital leases, is estimated by discounting future cash flows using an interest rate considered market for borrowings of similar credit quality and maturity.

         The carrying amounts and estimated fair values of the Company's long-term debt (including current maturities) are as follows (in thousands):

                                                                           December 31,
                                                                    --------------------------
                                                                     1994                 1993
                                                                   --------             --------
           Carrying amount                                       $406,539                  $397,353
           Fair value                                             405,650                   401,512


         In the normal course of business, the Company has letters of credit, performance bonds, and other guarantees that are not reflected in the accompanying supplemental consolidated balance sheets. In the past, no significant claims have been made against these financial instruments. Letters of credit outstanding at December 31, 1994 aggregated $116,777,000. Management believes that the likelihood of performance under these financial instruments is minimal and expects no material losses to occur in connection with these financial instruments.


11.      UNUSUAL ITEMS

         Chambers Restructuring
         ----------------------

         In 1992, Chambers became a defendant in shareholder litigation arising out of financial statement revisions (see Note 12) and, as a result of noncompliance with certain covenants of its various long-term borrowing agreements, commenced restructuring of its principal credit facilities and
surety  arrangements.    Chambers also initiated a major restructuring of its
operations which included a program to divest certain businesses that no longer met strategic and performance objectives, the abandonment of various development activities and the reorganization of its corporate and regional operations. In 1994, 1993 and 1992, Chambers incurred substantial costs related to these matters.

                            USA WASTE SERVICES, INC.
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

11.      UNUSUAL ITEMS, CONTINUED

In 1994, Chambers recorded charges of $3,366,000 for losses on asset divestitures including $1,114,000 to adjust a prior year estimate of the loss on divestiture of a hauling, recycling and transfer station operation, and $2,252,000 related to the estimated future loss on a municipal contract. Effective March 1, 1994, Chambers was awarded a three-year contract for the transportation and disposal of municipal solid waste with, at the customer's option, two one-year extension periods beyond February 28, 1997. The costs of operating the contract have been greater than originally estimated and, since inception, the contract been generating an operating loss. Operational changes and improvements implemented during 1994 did not sufficiently reduce operating costs. As a result, Chambers estimated it will incur operating losses of $2,252,000 through the remaining two-year term of the contract, and the two one-year extension periods, in order to satisfy the service requirements of the contract and accordingly has accrued such amount. In 1994, Chambers also reversed prior year provisions for losses on divestitures and contractual commitments of $3,565,000, including $2,000,000 previously recorded for losses expected to be incurred on a municipal contract with respect to which Chambers was able to negotiate an early termination and $1,053,000 of excess reserve related to the sale in 1994 of a recycling operation and certain real estate.

         In addition, in 1994 Chambers recorded net charges of $8,237,000 for asset impairments and abandoned projects. That amount included a fourth quarter charge of $6,978,000 to reduce the carrying value, as of December 31, 1994, of Chambers' medical, special and municipal waste incinerator facility to its estimated net realizable value. The amount of the charge was measured as the difference between the carrying value of long-term assets, principally property and equipment and intangible assets, and the estimated fair value of the assets based on the present value of future cash flows discounted at 12%. The adjustment was based on a review conducted in the fourth quarter which determined there had been a permanent decline in the value of the facility based on the conclusion that Chambers could not recover its investment through future operations, given current and forecasted pricing, waste mix and capacity trends as well as recently proposed regulations with respect to medical waste incinerator facilities and general declines in the value of waste incinerator businesses. During 1994, Chambers also reached a favorable settlement of previously reported litigation related to certain contracts entered into with respect to the purchase by Chambers of a landfill and the prior purchase of a waste collection and hauling company. The settlement amount is included as a credit to unusual items and includes receipt by Chambers of $1,200,000 in cash and the forgiveness of all remaining non-compete payments totalling $525,000 that were to have been paid by Chambers to various individuals in 1994, 1995 and 1996. The remaining charge of $2,984,000 results from changes in prior year estimates for certain asset impairments and abandoned projects. In
addition, Chambers recorded  a   charge   of  $825,000   primarily   relating
to   severance   benefits  paid  to

                            USA WASTE SERVICES, INC.
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

11.      UNUSUAL ITEMS, CONTINUED

employees terminated as part of Chambers' continued reorganization. With the exception of the $1,200,000 litigation settlement received by Chambers and the $825,000 payment of severance benefits, there was no cash flow effect to these unusual charges.

         During 1993, Chambers sold certain businesses as part of its divestiture program, which resulted in a net gain of $7,101,000. Chambers also recorded charges of $8,687,000 for losses on asset divestitures and contractual commitments including (i) $3,172,000 related to the municipal contract discussed above, (ii) $3,194,000 related to the recycling operation and real estate sold in 1994 and (iii) $2,140,000 related to a hauling, recycling and transfer station held for sale. In addition, Chambers reversed prior year provisions of $6,636,000 for losses on divestitures for businesses that were subsequently retained.

         In 1993, Chambers also recorded charges of $4,929,000, consisting of $2,028,000 for impaired assets and $2,901,000 for abandoned projects. Additionally, there were charges in 1993 of $1,555,000 for special directors and officers insurance premiums and $315,000 for severance benefits paid to employees terminated in connection with the corporate and regional restructuring.

         In 1992, Chambers recorded a charge of $10,525,000 for anticipated losses on planned asset divestitures and contractual commitments and recorded a charge of $12,425,000 for asset impairments and abandoned projects. There was no cash flow effect for these unusual charges.

         In addition, Chambers recorded charges of $10,388,000 in 1992 for financing and professional fees primarily related to the restructuring of its principal credit facilities and surety arrangements. Chambers also recorded a charge of $7,134,000 for special directors and officers insurance premiums as a result of the shareholder litigation and charges of $3,819,000 related to the reorganization of its corporate and regional operations. The latter charges were for employee severance, relocation and related transition costs, costs to close certain facilities and other related costs.

                            USA WASTE SERVICES, INC.
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

11.      UNUSUAL ITEMS, CONTINUED

         Envirofil Reorganization
         ------------------------

         In December 1992, Envirofil completed a financial and management reorganization that effectively recapitalized Envirofil and provided it with a new management team. The reorganization included the following items:

         . Envirofil completed a private placement of its common stock raising net proceeds of $3,388,000 from the sale of 16,000,000 shares of Envirofil common stock.

         . Envirofil converted $10,000,000 of Convertible Subordinated Notes and $750,000 of Convertible Subordinated Bridge Notes together with accrued interest into 7,188,956 shares of common stock of Envirofil at a conversion rate of $1.60 per share. In addition, 521,644 shares of Convertible Preferred Stock, Series B were converted into 332,638 shares of common stock of the Company at a conversion rate of $1.60 per share. The difference between the face value of these obligations and the fair market value of the common stock issued, net of applicable deferred financing costs, plus the debt forgiven by certain of Envirofil's vendors, was recorded as extraordinary income in 1992 in the amount of $10,066,000.

         As part of the December 1992 reorganization, Envirofil had restructuring charges of $1,507,000. The restructuring costs primarily related to the granting of warrants with exercise prices less than the fair market value of Envirofil common stock at the date of the grant or the renegotiation of the exercise price of warrants previously granted.

         In 1993 and 1992, Envirofil granted certain options and warrants with exercise prices that were less than the fair market value of Envirofil's common stock at the date of the grant of the options or warrants or the renegotiation of the exercise price of warrants previously granted. Stock compensation expense has been recorded to the extent that the exercise prices of the vested options or warrants were less than the fair market value of Envirofil's common stock at the date of the renegotiation of the exercise price or the granting of the options or warrants. As a result, charges of $923,000 and $5,249,000 were recorded as stock compensation expense in the supplemental consolidated statements of operations for the years ended December 31, 1993 and 1992, respectively. The offset to these charges was an increase in additional paid-in capital.

                            USA WASTE SERVICES, INC.
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

11.      UNUSUAL ITEMS, CONTINUED

        Unusual Items--Shareholder Litigation Settlement and Other Litigation
        ---------------------------------------------------------------------
Related Costs
- -------------

         Other income (expense) includes charges of $79,400,000, $5,500,000 and $10,853,000, for the years ended December 31, 1994, 1993 and 1992, respectively. The charge in 1994 consists of $75,300,000 for the shareholder litigation settlement and $4,100,000 for legal and other related costs (see
Note 12). The charges in 1993 and 1992 are for legal and other costs related to the shareholder litigation.

         A summary of unusual items is as follows (in thousands):

                                                                               Year Ended December 31,
                                                                      -----------------------------------------
                                                                         1994            1993           1992
                                                                         ----            ----           ----
         Unusual items--operations:
           Net gains on asset divestitures                            $       -      $   (7,101)      $      -
           Provision for loss on asset divestitures and contractual
            commitments                                                   3,366           8,687         10,525
           Reversal of prior provisions for loss and costs on asset
            divestitures and contractual commitments                     (3,565)         (6,636)             -
           Asset impairments and abandoned projects                       8,237           4,929         12,425
           Stock compensation expense                                         -             923          5,249
           Financing and professional fees                                    -               -         10,388
           Directors and officers insurance                                   -           1,555          7,134
           Corporate and regional restructurings                            825             315          5,326
                                                                      ---------      ----------       --------
                                                                          8,863           2,672         51,047
         Unusual items--shareholder litigation settlement and other
           litigation related costs                                      79,400           5,500         10,853
                                                                      ---------      ----------       --------
                                                                      $  88,263      $    8,172       $ 61,900
                                                                      =========      ==========       ========


12.      SETTLEMENT OF SHAREHOLDER LITIGATION

         Between March 18, 1992 and May 7, 1992, various Chambers' shareholders filed twenty-three actions in the United States District Court for the Western District of Pennsylvania asserting federal securities fraud claims and pendent state law claims against Chambers, certain of its officers and directors, its auditors prior to 1992, and the underwriters of its securities (the "Federal Class Action"). The significant part of these actions, as amended and consolidated on November 4, 1992, under the caption IN RE: CHAMBERS DEVELOPMENT COMPANY, INC. SHAREHOLDERS LITIGATION, Civil Action No. 92-0679, and brought on behalf of a putative class of purchasers of Chambers' securities between March 18, 1988 and October 20, 1992, is the allegation that the decrease in Chambers' stock price during the period from Chambers' March 17, 1992 announcements of a change in accounting method relating to capitalization of certain costs and expenses through its

                            USA WASTE SERVICES, INC.
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

12.      SETTLEMENT OF SHAREHOLDER LITIGATION, CONTINUED

October 20, 1992 announcement of a $362,000,000 reduction in retained earnings as of December 31, 1991, as compared to the amount previously reported and a restatement of its 1990 and 1989 consolidated financial statements, was caused
by Chambers' misrepresentation of its earnings and financial condition.   One
of the original twenty-three complaints, YEAGER V. RANGOS, ET AL., C.A. No. 92-1081, also asserts derivative claims on behalf of Chambers (which is named as a nominal defendant) for breach of fiduciary duty against certain of its officers and directors and negligence against its auditors prior to 1992 (the
"Federal Derivative Action").   Derivative claims were also filed in state
courts on behalf of Chambers (which was named as a nominal defendant) for breach of fiduciary duty against certain of its officers and directors and for negligence against Chambers' independent auditors prior to 1992 (the "Related Actions").

         On February 24, 1995, representatives of the plaintiffs in the Federal Class Action, representatives of the plaintiffs in the Federal Derivative Action, Chambers and certain individual defendants entered into a Class Action Stipulation and Agreement of Compromise and Settlement (the "Class Action Settlement Agreement") and a Derivative Action Stipulation and Agreement of Compromise and Settlement (the "Derivative Action Settlement Agreement" and, together with the Class Action Settlement Agreement, the "Settlement Agreements"), which are the definitive settlement documents for the class actions and the derivative actions described above. After Chambers entered into the Settlement Agreements, the class and derivative plaintiffs entered into settlements with Chambers' independent auditors prior to 1992. Chambers then entered into an agreement with the class plaintiffs to settle their claims against a group of underwriters of certain of Chambers' securities offerings. Chambers agreed to pay $300,000 to the class plaintiffs to resolve these claims for which the underwriters sought indemnity from Chambers. Pursuant to the Settlement Agreements, the defendants paid a total of approximately $97,000,000 on or before July 11, 1995. Of this amount, the sum of $10,000,000 was paid from funds received from Chambers' directors and officers liability insurance carrier and $75,900,000 was paid by the Company as of July 11, 1995 including the $300,000 paid on behalf of the underwriters.

         Chambers had accrued $85,300,000 for the cost of the settlements and $4,100,000 for other litigation related costs in 1994. Of that total, $79,400,000 was recorded as a charge to unusual items as a component of other income (expense) and $10,000,000 to be paid from the proceeds of Chambers' directors and officers liability insurance policy was recorded as a current asset and is included in accounts receivable-other at December 31, 1994. At December 31, 1994, $75,300,000 of the amount accrued for settlement payments has been classified as a noncurrent liability based on the expectation that such amount would be funded by long-term financing in connection with the Merger (see Note 5). The $10,000,000

                            USA WASTE SERVICES, INC.
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

12.      SETTLEMENT OF SHAREHOLDER LITIGATION, CONTINUED

of settlement payments funded by the proceeds of Chambers' directors and officers liability insurance policy and the $4,100,000 of other litigation related costs are included in current liabilities at December 31, 1994.

        In connection to the Federal Class Action, certain potential class members, requested exclusion from the Class Action Settlement Agreement. These potential class members have asserted that they have incurred losses attributable to shares purchased during the class period and certain additional losses by reason of alleged management misstatements during and after the class period. Management of the Company believes that the ultimate resolution of such claims, would not have a material adverse effect on the financial position and results of operations of the Company.

         Pursuant to the terms of the Derivative Action Settlement Agreement, in July 1995 the Company took title to the headquarters property formerly leased by Chambers from Synergy Associates (See Note 13), a company owned by Chambers' former principal shareholders, subject to its mortgage loan. The Company intends to sell this property.


13.      RELATED PARTY TRANSACTIONS

         The Company has invested $400,000 in EDM Corporation ("EDM"), in return for a 15% equity interest and agreed to provide a line of credit of up to $5,600,000 to EDM at an interest rate equal to the greater of 8-1/2% or the prime rate plus two percent. The Company has a right of first refusal to acquire any landfills, collection or other operations that EDM wishes to sell.

         In February 1993, the Company purchase a 19% equity interest in WPP, Inc., an Ohio corporation ("WPP"), for $190,000. WPP was engaged in the development of landfill projects and provided consulting, engineering, and permit acquisition services in connection with the development of landfills. On March 30, 1994, the Company purchased the remaining 81% of the outstanding capital stock of WPP from an unrelated party for $810,000. Following its acquisition of WPP, the Company sold WPP's landfill development projects to third parties.

         In June 1993, Donald F. Moorehead, Jr., Chairman of the Board of the Company, acquired an approximate 5% ownership interest in EMCO Metals & Recycling Corporation ("EMCO"), a company engaged in scrap metal recycling in Phoenix. In October 1993, the Company acquired certain trucks from EMCO for $191,000 and entered into a three-year service agreement to transport scrap metal for EMCO. Contemporaneously, the Company acquired certain trucks, trailers and roll-off containers used in the collection and

                            USA WASTE SERVICES, INC.
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

13.      RELATED PARTY TRANSACTIONS, CONTINUED

transportation of scrap metal from an unaffiliated entity for $998,000. In connection with its decision to leave the Phoenix market in October 1994, the Company sold the aforementioned vehicles and containers to EMCO for $100,000 in cash and a note for $895,000 bearing interest at a rate of 9% per annum and payable in eleven monthly installments of principal and interest of $18,567 and a balloon payment of $765,083.

         In connection with the acquisition of Envirofil in May 1994, Sanders Morris Mundy Inc. ("SMMI") in its capacity as financial advisor to Envirofil received a fee of $850,000. Prior to joining the Company, John E. Drury, Chief Executive Officer of the Company, was a Managing Director and shareholder of SMMI and remains a director. George L. Ball, a director of the Company, is Chairman of the Board and a director of SMMI. In 1992, the Company sold $46,000,000 of its 8-1/2% Convertible Subordinated Debentures due 2002 in a public offering underwritten by Dillon Read & Co., Inc. and SMMI. In connection with such offering, the Company paid the underwriters commissions aggregating $1,995,000.

         At December 31, 1994, Chambers' headquarters facility was leased from the principal stockholders of Chambers under a lease dated December 29, 1986 with an initial term expiring in October 2006 and which has a ten-year renewal option. The agreement provides for aggregate lease payments of $1,012,000 during 1995, payable monthly, and for rental increases based on increases in taxes and other costs. The rent may be adjusted upward for increases in certain costs of the lessor on an annual basis. As of December 31, 1994, future minimum payments for the initial term of the lease based on the aforementioned annual lease obligation were $11,140,000, including $918,000 representing interest and $8,026,000 representing executory costs.

         Subsequent to the date of the Merger, the Company exercised an option to purchase real estate from John G. Rangos, Sr., a principal stockholder of Chambers and a director of the Company, and Michael J. Peretto, a former director of Chambers, and certain members of his family. The real estate is adjacent to the Company's Monroeville landfill. The options to purchase the real estate were granted pursuant to agreements among the parties dated July 8, 1993. The total consideration paid by the Company for the real estate was $2,986,118, of which $2,103,585 was paid to John G. Rangos, Sr., and $882,532 was paid to Mr. Peretto and members of his family.

                            USA WASTE SERVICES, INC.
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

14.      COMMITMENTS AND CONTINGENCIES

         Operating Leases
         ----------------

         The Company has entered into certain noncancelable operating leases for vehicles, equipment, offices and other facilities which expire through 2012. Lease expense aggregated $8,046,000, $11,164,000 and $12,160,000 during 1994, 1993 and 1992, respectively. Future minimum lease payments under operating leases in effect at December 31, 1994 are 1995 - $4,454,000; 1996 - $2,793,000; 1997 - $1,481,000; 1998 - $543,000; 1999 -
$199,000; and thereafter $1,398,000.

         Environmental Matters
         ---------------------

         The Company is subject to extensive and evolving federal, state and local environmental laws and regulations that have been enacted in response to technological advances and the public's increased concern over environmental issues. As a result of changing governmental attitudes in this area, management anticipates that the Company will continually modify or replace facilities and alter methods of operation. The majority of the expenditures necessary to comply with the environmental laws and regulations are made in the normal course of business. Although the Company, to the best of its knowledge, is in compliance in all material respects with the laws and regulations affecting its operations, there is no assurance that the Company will not have to expend substantial amounts for compliance in the future.

         Litigation and Investigations
         -----------------------------

         Shortly after Chambers' March 17, 1992 announcement of a change in accounting policies concerning capitalization, the Securities and Exchange Commission (the "Commission") initiated an informal investigation with respect to Chambers' accounting method and the accuracy of its financial statements and into the possibility that persons or entities had traded in Chambers' securities on the basis of inside information prior to the announcement. On September 30, 1992, a formal order of investigation was issued by the Commission with respect to potential violations by Chambers and others of sections 10(b), 13(a) and 13(b) of the Securities Exchange Act of 1934 ("Exchange Act") and various rules promulgated thereunder.

         On May 9, 1995, the Commission filed a complaint against Chambers in the United States District Court for the Western District of Pennsylvania alleging that Chambers violated the antifraud provisions of the Securities Act of 1933 ("Securities Act") and the antifraud, reporting, internal controls and recordkeeping provisions of the Exchange Act by issuing false and misleading earnings announcements from 1989 through March 1992 and including false and misleading financial statements in its reports on Forms 10-K and 10-Q

                            USA WASTE SERVICES, INC.
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

14.      COMMITMENTS AND CONTINGENCIES, CONTINUED

and its registration statements filed from 1989 through November 1991. Chambers simultaneously consented, without admitting or denying the Commission's allegations, to the entry of an order enjoining it from violating certain provisions of the Securities Act and the Exchange Act and requiring it to pay a civil penalty of $500,000. The $500,000 was accrued as of December 31, 1994 and has been subsequently paid.

         On May 9, 1995, the Commission also instituted administrative proceedings under section 21C of the Exchange Act against four then current and former officers of Chambers. The Commission found, among other things, that two then former officers each were a cause of Chambers' violations of the reporting, internal controls and recordkeeping provisions of the Exchange Act. Each of these four persons consented to the issuance of a cease and desist order without admitting or denying the Commission's findings.

         The American Stock Exchange and the Chicago Board of Options Exchange are conducting investigations into trading activity on their respective exchanges in Chambers' securities and in put options on Chambers' securities prior to the March 17, 1992 announcement. On December 4, 1992, Chambers was served with a grand jury subpoena out of the United States District Court for the Eastern District of New York seeking production of public filings and reports disseminated to its shareholders, documents referring to the preparation of its financial statements and other materials. Chambers has responded to the subpoena by producing documents. The grand jury investigation is ongoing and it appears to be focusing on issues similar to those raised by the civil litigation discussed in Note 12 and the Commission's investigation described above. The Company is cooperating with each of the investigations.

         Insurance
         ---------

         The Company self-insures certain of its comprehensive general liability and workers compensation risks, while maintaining third-party coverage to protect against catastrophic loss, except for losses arising from pollution and environmental liabilities which are self-insured. The Company has not incurred significant fines, penalties or liabilities for pollution or environmental liabilities at any of its facilities; however, the Company's operating results could be adversely affected in the future in the event of uninsured losses.

                            USA WASTE SERVICES, INC.
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

14.      COMMITMENTS AND CONTINGENCIES, CONTINUED

         The Company has obtained environmental impairment liability insurance covering certain of its disposal sites and transfer stations. The Company is in the process of securing coverage for those operations not yet insured. However, if the Company should decide to operate without insurance, or should it be unable to obtain adequate insurance in the future, a partially or completely uninsured claim against the Company, if successful and of sufficient magnitude, could have a material adverse effect on the Company's business or its financial condition and results of operations.

         Employment Agreements
         ---------------------

         The Company has entered into employment agreements with certain of its executives and officers. These employment agreements include provisions governing compensation and benefits to be paid upon termination of employment with the Company or certain changes in control of the Company. Under certain conditions, the agreements can be terminated by the Company or the employee. Upon termination of the agreement, the employee's compensation would continue at approximately 75% of the employee's prior compensation for periods ranging from three to five years. During the three to five year period the employee would be available to the Company on a part-time basis for consulting and also would not be permitted to engage in any activities in direct competition with the Company. If these executives were to be terminated without cause during 1995 or if certain executives elected to terminate their agreements, the aggregate annual compensation on a part-time basis would be approximately $1,300,000. If a change in control were to occur in 1995 and the executives were to elect to take the change in control payments, they would receive approximately $4,300,000. As of December 31, 1994, the Company has not recorded any accruals in the financial statements related to these employment agreements.

         Other Commitments and Litigation
         --------------------------------

         The Company has entered into certain agreements with EDM and certain other parties in which the Company has committed to advance or invest up to approximately $20,000,000 for purchase commitments, investment obligations and loans. Certain of these commitments are dependent upon the fulfillment of certain conditions by the other party prior to the Company's outlay of funds. These commitments, if ultimately fulfilled, are expected to occur over a period of one to five years. The total amount invested and advanced under these agreements amounted to $3,400,000 as of December 31, 1994.

         The Company is a party to other litigation arising in the normal course of business. In addition, contingencies of an environmental nature currently exist at certain of its disposal sites. Management believes that the ultimate outcome of these matters will not have a material adverse effect on the Company's financial position and results of operations.

                            USA WASTE SERVICES, INC.
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


15. SELECTED QUARTERLY FINANCIAL DATA, UNAUDITED (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS):

                                             First           Second            Third            Fourth
                                            Quarter          Quarter          Quarter          Quarter
                                            -------          -------          -------          -------
      Operating revenues
          1994                           $   97,971       $  113,514       $  114,270       $  108,469
                                         ==========       ==========       ==========       ==========
          1993                           $   84,135       $   97,009       $   98,447       $  102,643
                                         ==========       ==========       ==========       ==========


      Income (loss) before
      income tax provision
          1994                           $    2,541       $    2,524       $  (65,354)      $  (12,081)
                                         ==========       ==========       ==========       ==========
          1993                           $    4,711       $    3,532       $     (348)      $     (889)
                                         ==========       ==========       ==========       ==========


      Net income (loss)
          1994                           $    1,122       $    1,795       $  (68,189)      $  (11,006)
                                         ==========       ==========       ==========       ==========
          1993                           $    3,367       $    2,055       $   (1,793)      $   (2,641)
                                         ==========       ==========       ===========      ==========

      Earnings (loss) per
      common share
          1994                           $      .02       $      .03       $    (1.36)      $     (.22)
                                         ==========       ==========       ==========       ==========
          1993                           $      .07       $      .04       $     (.04)      $     (.06)
                                         ==========       ==========       ==========       ==========


         Amounts presented for 1994 and 1993 are restated for the pooling of interests transactions discussed in Note 2, and are different from originally reported amounts due to these business combinations with Chambers and Envirofil.

         Results for 1994 include net charges for unusual items of $74,100,000 and $14,163,000 for the third and fourth quarters, respectively (see
         Note 11).

                           USA WASTE SERVICES, INC.
              SUPPLEMENTAL CONDENSED CONSOLIDATED BALANCE SHEETS
               (Dollars In Thousands, Except Per Share Amounts)
                                 (Unaudited)


                                                                 March 31,                 December 31,
                                                                   1995                       1994
                                                               ------------               -----------
ASSETS
Current assets:
  Cash and cash equivalents                                       $  24,052                 $   30,161
  Accounts receivable, net                                           46,687                     48,765
  Notes and other receivables                                        12,772                     19,245
  Net assets held for sale                                            9,432                      9,298
  Divestiture proceeds and other held in escrow                           -                      2,210
  Prepaid expenses and other                                         23,051                      9,437
                                                                  ---------                 ----------
   Total current assets                                             115,994                    119,116
Notes and other receivables                                           7,622                      7,621
Property and equipment, net                                         524,049                    523,557
Excess of cost over net assets of acquired
  business, net                                                      70,102                     69,164
Other intangible assets, net                                         23,356                     24,252
Restricted funds held by trustees                                    30,102                     30,948
Other assets                                                         15,866                     10,958
                                                                  ---------                 ----------
   Total assets                                                   $ 787,091                 $  785,616
                                                                  =========                 ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                                $  18,486                 $   22,912
  Accrued liabilities                                                42,467                     47,346
  Deferred revenues                                                   6,351                      6,664
  Current maturities of long-term debt                               38,609                     46,795
                                                                  ---------                 ----------
   Total current liabilities                                        105,913                    123,717
Long-term debt                                                      378,514                    363,919
Accrued shareholder litigation settlement                            75,300                     75,300
Closure, post-closure and other liabilities                          62,259                     58,331
                                                                  ---------                 ----------
   Total liabilities                                                621,986                    621,267
                                                                  ---------                 ----------

Commitments and contingencies                                             -                          -

Stockholders' equity:
  Preferred stock, $1.00 par value;
    10,000,000 shares authorized;
    none issued                                                           -                          -
  Common stock, $.01 par value;
    150,000,000 shares authorized;
    50,657,185 and 50,557,574 shares issued                             506                        505
  Additional paid-in capital                                        520,602                    520,031
  Accumulated deficit                                              (354,042)                  (354,226)
  Less treasury stock at cost, 149,285 shares                        (1,961)                    (1,961)
                                                                  ---------                 ----------
     Total stockholders' equity                                     165,105                    164,349
                                                                  ---------                 ----------
     Total liabilities and stockholders' equity                   $ 787,091                 $  785,616
                                                                  =========                 ==========

  The accompanying notes are an integral part of these supplemental condensed consolidated financial statements.

                            USA WASTE SERVICES, INC.
          SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In Thousands, Except Per Share Amounts)
                                  (Unaudited)


                                                                       Three months ended March 31,
                                                                     ----------------------------------
                                                                         1995                   1994
                                                                     -----------            -----------
Operating revenues                                                   $  101,242             $   97,971
                                                                     ----------             ----------

Costs and expenses:
 Operating                                                               58,279                 58,232
 General and administrative                                              17,583                 16,136
 Depreciation and amortization                                           12,980                 13,660
                                                                     ----------             ----------
                                                                         88,842                 88,028
                                                                     ----------             ----------

Income from operations                                                   12,400                  9,943
                                                                     ----------             ----------

Other income (expense):
 Interest expense:
   Early redemption premium                                              (2,982)                     -
   Other                                                                 (8,742)                (8,139)
 Interest income                                                            731                    577
 Other, net                                                               1,114                    160
                                                                     ----------             ----------
                                                                         (9,879)                (7,402)
                                                                     ----------             ----------

Income before income tax provision                                        2,521                  2,541
Income tax provision                                                      2,337                  1,419
                                                                     ----------             ----------
Net income                                                                  184                  1,122
Preferred dividends                                                           -                    380
                                                                     ----------             ----------
Income available to common shareholders                              $      184             $      742
                                                                     ==========             ==========

Earnings per common share                                            $     0.00             $     0.02
                                                                     ==========             ==========

Weighted average number of
  common and common equivalent
  shares outstanding                                                     51,088                 47,237
                                                                     ==========             ==========




  The accompanying notes are an integral part of these supplemental condensed consolidated financial statements.

                            USA WASTE SERVICES, INC.
     SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (In Thousands)
                                  (Unaudited)


                                                               Additional
                                                Common           Paid-in        Accumulated       Treasury
                                                 Stock           Capital          Deficit           Stock
                                                 -----           -------          -------           -----
Balance, December 31, 1994                     $   505         $ 520,031       $ (354,226)        $ (1,961)
  Exercise of common stock warrants                  1               516                -                -
  Issuance of common stock to directors              -                25                -                -
  Exercise of stock options                          -                30                -                -
  Net income                                         -                 -              184                -
                                               -------         ---------       ----------         --------
Balance, March 31, 1995                        $   506         $ 520,602       $ (354,042)        $ (1,961)
                                               =======         =========       ==========         ========




  The accompanying notes are an integral part of these supplemental condensed consolidated financial statements.

                            USA WASTE SERVICES, INC.
          SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In Thousands)
                                   (Unaudited)

                                                                        Three months ended March 31,
                                                                       ----------------------------
                                                                          1995              1994
                                                                       ----------       -----------
Cash flows from operating activities:
  Net cash provided by operating activities                           $    14,163          $     9,149
                                                                      -----------          -----------

Cash flows from investing activities:
  Acquisitions of businesses, net of cash acquired                              -              (16,204)
  Capital expenditures                                                    (16,044)             (15,866)
  Loans to others                                                          (5,426)                   -
  Collection of loans to others                                               102                    -
  Proceeds from sale of assets                                              4,155                  639
  Decrease (increase) in restricted funds                                  (9,430)               9,279
  Other                                                                      (384)                 (26)
                                                                      -----------          -----------
Net cash used in investing activities                                     (27,027)             (22,178)
                                                                      -----------          -----------

Cash flows from financing activities:
  Proceeds from issuance of long-term debt                                 17,000               21,121
  Principal payments on long-term debt                                    (10,792)             (19,229)
  Proceeds from exercise of warrants                                          517                    -
  Proceeds from exercise of stock options                                      30                  300
  Other                                                                         -                    3
                                                                      -----------          -----------
Net cash provided by financing activities                                   6,755                2,195
                                                                      -----------          -----------
Decrease in cash and cash equivalents                                      (6,109)             (10,834)
Cash and cash equivalents at beginning of period                           30,161               49,179
                                                                      -----------          -----------
Cash and cash equivalents at end of period                            $    24,052          $    38,345
                                                                      ===========          ===========





  The accompanying notes are an integral part of these supplemental condensed consolidated financial statements.

                            USA WASTE SERVICES, INC.
       NOTES TO SUPPLEMENTAL CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


         The supplemental condensed consolidated balance sheets as of March 31, 1995 and December 31, 1994, and the related supplemental condensed consolidated statements of operations for the three months ended March 31, 1995 and 1994, stockholders' equity for the three months ended March 31, 1995, and cash flows for the three months ended March 31, 1995 and 1994 are unaudited.
In the opinion of management, such supplemental condensed financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of financial position, results of operations and cash flows for the periods presented. The Company has restated the previously issued financial statements for the three months ended March 31, 1994 to reflect the acquisition of Envirofil, Inc. ("Envirofil") consummated May 27, 1994, and the previously issued financial statements for the three months ended March 31, 1995 and 1994 to reflect the acquisition of Chambers Development Company, Inc. ("Chambers"), both accounted for using the pooling of interests method of accounting.

1.       CHAMBERS ACQUISITION

         On June 30, 1995, the Company completed its merger with Chambers and approximately 27,800,000 shares of the Company's common stock were issued in exchange for all outstanding shares of Chambers Common Stock and Class A Common Stock. The acquisition has been accounted for as a pooling of interests, and accordingly, the accompanying supplemental condensed consolidated financial statements include the accounts of Chambers for all periods presented.

Combined and separate results of operations of the Company and Chambers are as follows (in thousands):

                                          USA Waste        Chambers       Adjustments         Combined
                                          ---------        --------       -----------         --------
Three months ended March 31, 1995:
   Operating revenues                   $    46,508      $    54,734      $       -        $   101,242
   Net income (loss)                          4,788           (5,269)           665(a)(b)          184

Three months ended March 31, 1994:
   Operating revenues                        38,205           59,766              -             97,971
   Net income (loss)                          2,704           (1,975)           393(a)(b)        1,122

                            USA WASTE SERVICES, INC.
       NOTES TO SUPPLEMENTAL CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


1.       CHAMBERS ACQUISITION, CONTINUED

         The following adjustments have been made to the combined results of operations:

         (a) All significant intercompany transactions between the Company and Chambers have been eliminated. In September 1993, Chambers sold certain of its collection and landfill operations to the Company. The Company accounted for the transaction as a purchase and allocated the purchase price to the assets acquired. The results for the period ended March 31, 1995 and 1994 have been adjusted for the effect of lower amortization as a result of the reduction in the asset amounts based on the assumption that the Company and Chambers had been combined from their inception.

         (b) The combined results assume that the acquisition qualifies as a "tax-free" reorganization for federal income tax purposes. As a result of the acquisition, certain tax net operating loss carryforwards will become available to offset future taxable income of the combined company. Chambers had not recognized any benefit with respect to these tax net operating loss carryforwards in prior years, however, the supplemental condensed consolidated financial statements recognize these benefits to the extent of previously recognized deferred tax liabilities.

2.       LONG-TERM DEBT

         Long-term debt consists of the following (in thousands):

                                                                         March 31,        December 31,
                                                                            1995             1994
                                                                         ----------       ----------
         Revolving credit facility                                       $  115,000       $   98,000
         Senior Notes, interest at 11.45%                                   128,766          133,501
         Senior Notes, interest at 11.95%                                    17,293           17,929
         8  1/2 % Convertible Subordinated Debentures                        49,000           49,000
         Industrial revenue bonds                                            84,850           88,800
         Noninterest-bearing notes                                            7,371            7,170
         Other notes payable and equipment loans                             12,690           14,118
         Capital lease obligation on building                                 2,153            2,196
                                                                         ----------       ----------
                                                                            417,123          410,714
         Less current maturities                                             38,609           46,795
                                                                         ----------       ----------
                                                                         $  378,514       $  363,919
                                                                         ==========       ==========


                            USA WASTE SERVICES, INC.
       NOTES TO SUPPLEMENTAL CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


2.       LONG-TERM DEBT, CONTINUED

         On June 30, 1995, and in connection with the acquisition of Chambers, the Company entered into a $550,000,000 credit agreement with three major banks consisting of a $300,000,000 five-year revolving credit and letter of credit facility and a $250,000,000 five-year term loan facility (the "Credit Facility"). On that date, the Company arranged to borrow $370,000,000, the proceeds of which were used to refinance outstanding indebtedness under the Company's prior revolving credit facility, to repay the 11.45% and 11.95% Senior Notes of Chambers, and to finance the Chambers' shareholder litigation settlements discussed in Note 4 and certain other merger related costs. The Credit Facility is collateralized by all capital stock of the Company's subsidiaries, whether now owned or hereafter acquired and intercompany receivables between the Company and its subsidiaries and between subsidiaries.

         Revolving credit loans under the Credit Facility are limited to $160,000,000 less the amount of any future industrial revenue bonds enhanced or secured by letters of credit issued under the Credit Facility. Loans bear interest at a rate based on the Eurodollar Rate or the prime rate, plus a margin ranging from zero to 1.75% depending on the leverage ratio of the Company. The Company is also obligated to pay a letter of credit fee ranging from .75% to 1.75% on outstanding letters of credit also depending on the leverage ratio of the Company. A commitment fee ranging from .25% to .50% is required on the unused portion of the Credit Facility.

         Chambers is a party to a loan agreement with a major bank. At June 30, 1995, there were approximately $109,000,000 in letters of credit outstanding under such agreement, which letters of credit were issued primarily to collateralize industrial revenue bonds. A $112,000,000 letter of credit was issued under the Company's Credit Facility to collateralize the outstanding Chambers' letters of credit. The Company intends to replace all of the Chambers' letters of credit with letters of credit issued under the Credit Facility.

         The Credit Facility contains financial covenants including minimum consolidated net worth, funded debt levels, capital expenditures, and interest and debt service coverage requirements. The Credit Facility also restricts the incurrence of additional indebtedness, liens and the payment of dividends.

         Upon refinancing of the 11.45% and 11.95% Senior Notes of Chambers, the Company paid an early redemption premium (the "Premium") of approximately $9,400,000 to the note holders based on the difference between the interest rates on the Senior Notes and an adjusted rate for U.S. Treasury securities having similar maturities.

         At December 31, 1994, letters of credit have been provided to the Company supporting industrial revenue bonds, performance of landfill closure and post-closure requirements, insurance and other contracts. Letters of credit outstanding at December 31, 1994 aggregated $116,777,000.

         In September 1992, the Company issued $49,000,000 of 8-1/2% Convertible Subordinated Debentures due October 15, 2002 in an underwritten public offering. Interest on the debentures is payable semi-annually. The debentures are convertible into the Company's common stock at any time on or before maturity, unless previously redeemed, at $13.25 per share, subject to adjustment in certain events. The debentures are redeemable at the option of the Company, in whole or in part, at any time on or after October 15, 1995, at an original redemption price of 105.67% of the principal amount, declining to par over the term of the debentures. The debentures are subordinated to all existing and future indebtedness of the Company and do not restrict the incurrence of additional senior debt.

3.       CHANGE IN ACCOUNTING ESTIMATE

         As of January 1, 1995, the Company changed the useful life of the excess of cost over net assets of acquired businesses from 25 years to 40 years to more appropriately reflect the estimated period during which the benefit of the assets will be realized. This change in accounting estimate had the effect of reducing amortization charged to costs and expenses by approximately $360,000 for the three months ended March 31, 1995.

                            USA WASTE SERVICES, INC.
       NOTES TO SUPPLEMENTAL CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


4.       SETTLEMENT OF SHAREHOLDER LITIGATION

         Between March 18, 1992 and May 7, 1992, various Chambers' shareholders filed twenty-three actions in the United States District Court for the Western District of Pennsylvania asserting federal securities fraud claims and pendent state law claims against Chambers, certain of its officers and directors, its auditors prior to 1992, and the underwriters of its securities (the "Federal Class Action"). The significant part of these actions, as amended and consolidated on November 4, 1992, under the caption IN RE: CHAMBERS DEVELOPMENT COMPANY, INC. SHAREHOLDERS LITIGATION, Civil Action No. 92-0679, and brought on behalf of a putative class of purchasers of Chambers' securities between March 18, 1988 and October 20, 1992, is the allegation that the decrease in Chambers' stock price during the period from Chambers' March 17, 1992 announcements of a change in accounting method relating to capitalization of certain costs and expenses through its October 20, 1992 announcement of a $362,000,000 reduction in retained earnings as of December 31, 1991, as compared to the amount previously reported, and a restatement of its 1990 and 1989 consolidated financial statements, was caused by Chambers' misrepresentation of its earnings
and financial condition.   One of the original twenty-three complaints, YEAGER
V. RANGOS, ET AL., C.A. No. 92-1081, also asserts derivative claims on behalf of Chambers (which is named as a nominal defendant) for breach of fiduciary duty against certain of its officers and directors and negligence against its
auditors prior to 1992 (the "Federal Derivative Action").   Derivative claims
were also filed in state courts on behalf of Chambers (which was named as a nominal defendant) for breach of fiduciary duty against certain of its officers and directors and for negligence against Chambers independent auditors prior to 1992 (the "Related Actions").

         On February 24, 1995, representatives of the plaintiffs in the Federal Class Action, representatives of the plaintiffs in the Federal Derivative Action, Chambers and certain individual defendants entered into a Class Action Stipulation and Agreement of Compromise and Settlement (the "Class Action Settlement Agreement") and a Derivative Action Stipulation and Agreement of Compromise and Settlement (the "Derivative Action Settlement Agreement" and, together with the Class Action Settlement Agreement, the "Settlement Agreements"), which are the definitive settlement documents for the class actions and the derivative actions described above. After Chambers entered into the Settlement Agreements, the class and derivative plaintiffs entered into settlements with Chambers' independent auditors prior to 1992. Chambers then entered into an agreement with the class plaintiffs to settle their claims against a group of underwriters of certain of Chambers' securities offerings. Chambers agreed to pay $300,000 to the class plaintiffs to resolve these claims for which the underwriters sought indemnity from Chambers. Pursuant to the Settlement Agreements, the defendants paid a total of approximately $97,000,000 on or before July 11, 1995. Of this amount, the sum of $10,000,000 was paid from funds received from Chambers' directors and officers liability insurance carrier and $75,900,000 was paid by the Company as of July 11, 1995 including the $300,000 paid on behalf of the underwriters.

                            USA WASTE SERVICES, INC.
       NOTES TO SUPPLEMENTAL CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


4.       SETTLEMENT OF SHAREHOLDER LITIGATION, CONTINUED

         Chambers had accrued $85,300,000 for the cost of the settlements and $4,100,000 for other litigation related costs in 1994. Of that total, $79,400,000 was recorded as a charge to unusual items as a component of other income (expense) and $10,000,000 to be paid from the proceeds of Chambers' directors and officers liability insurance policy was recorded as a current asset and is included in accounts receivable-other at March 31, 1995. At December 31, 1994, $75,300,000 of the amount accrued for settlement payments has been classified as a noncurrent liability based on the expectation that such amount would be funded by long-term financing in connection with the Merger (see Note 2). The $10,000,000 of settlement payments funded by the proceeds of Chambers' directors and officers liability insurance policy and the $4,100,000 of other litigation related costs are included in current liabilities at March 31, 1995.

         In connection to the Federal Class Action, certain potential class members requested exclusion from the Class Action Settlement Agreement. These potential class members have asserted that they have incurred losses attributable to shares purchased during the class period and certain additional losses by reason of alleged management misstatements during and after the class period. Management of the Company believes that the ultimate resolution of such claims, if filed, would not have a material adverse effect on the Company's financial position and results of operations of the Company.

         Pursuant to the terms of the Derivative Action Settlement Agreement, in July 1995 the Company took title to the headquarters property formerly leased by Chambers from Synergy Associates, a company owned by Chambers' former principal shareholders, subject to its mortgage loan. The Company intends to sell this property.

                            USA WASTE SERVICES, INC.
       NOTES TO SUPPLEMENTAL CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


5.       COMMITMENTS AND CONTINGENCIES

         Environmental Matters
         ---------------------

         The Company is subject to extensive and evolving federal, state and local environmental laws and regulations that have been enacted in response to technological advances and the public's increased concern over environmental issues. As a result of changing governmental attitudes in this area, management anticipates that the Company will continually modify or replace facilities and alter methods of operation. The majority of the expenditures necessary to comply with the environmental laws and regulations are made in the normal course of business. Although the Company, to the best of its knowledge, is in compliance in all material respects with the laws and regulations affecting its operations, there is no assurance that the Company will not have to expend substantial amounts for compliance in the future.

         Litigation and Investigations
         -----------------------------

         Shortly after Chambers' March 17, 1992 announcement of a change in accounting policies concerning capitalization, the Securities and Exchange Commission (the "Commission") initiated an informal investigation with respect to Chambers' accounting method and the accuracy of its financial statements and into the possibility that persons or entities had traded in Chambers' securities on the basis of inside information prior to the announcement. On September 30, 1992, a formal order of investigation was issued by the Commission with respect to potential violations by Chambers and others of sections 10(b), 13(a) and 13(b) of the Securities Exchange Act of 1934 ("Exchange Act") and various rules promulgated thereunder.

         On May 9, 1995, the Commission filed a complaint against Chambers in the United States District Court for the Western District of Pennsylvania alleging that Chambers violated the antifraud provisions of the Securities Act of 1933 ("Securities Act") and the antifraud, reporting, internal controls and recordkeeping provisions of the Exchange Act by issuing false and misleading earnings announcements from 1989 through March 1992 and including false and misleading financial statements in its reports on Forms 10-K and 10-Q and its registration statements filed from 1989 through November 1991. Chambers simultaneously consented, without admitting or denying the Commission's allegations, to the entry of an order enjoining it from violating certain provisions of the Securities Act and the Exchange Act and requiring it to pay a civil penalty of $500,000. The $500,000 was accrued as of March 31, 1995 and has been subsequently paid.

                            USA WASTE SERVICES, INC.
       NOTES TO SUPPLEMENTAL CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


5.       COMMITMENTS AND CONTINGENCIES, CONTINUED

         On May 9, 1995, the Commission also instituted administrative proceedings under section 21C of the Exchange Act against four then current and former officers of Chambers. The Commission found, among other things, that two then former officers each were a cause of Chambers' violations of the reporting, internal controls and recordkeeping provisions of the Exchange Act. Each of these four persons consented to the issuance of a cease and desist order without admitting or denying the Commission's findings.

         The American Stock Exchange and the Chicago Board of Options Exchange are conducting investigations into trading activity on their respective exchanges in Chambers' securities and in put options on Chambers' securities prior to the March 17, 1992 announcement. On December 4, 1992, Chambers was served with a grand jury subpoena out of the United States District Court for the Eastern District of New York seeking production of public filings and reports disseminated to its shareholders, documents referring to the preparation of its financial statements and other materials. Chambers has responded to the subpoena by producing documents. The grand jury investigation is ongoing and it appears to be focusing on issues similar to those raised by the civil litigation discussed in Note 4 and the Commission's investigation described above. The Company is cooperating with each of the investigations.

         Insurance
         ---------

         The Company self-insures certain of its comprehensive general liability and workers compensation risks, while maintaining third-party coverage to protect against catastrophic loss, except for losses arising from pollution and environmental liabilities which are self-insured. The Company has not incurred significant fines, penalties or liabilities for pollution or environmental liabilities at any of its facilities; however, the Company's operating results could be adversely affected in the future in the event of uninsured losses.

         The Company has obtained environmental impairment liability insurance covering certain of its disposal sites and transfer stations. The Company is in the process of securing coverage for those operations not yet insured. However, if the Company should decide to operate without insurance, or should it be unable to obtain adequate insurance in the future, a partially or completely uninsured claim against the Company, if successful and of sufficient magnitude, could have a material adverse effect on the Company's business or its financial condition and results of operations.

                            USA WASTE SERVICES, INC.
       NOTES TO SUPPLEMENTAL CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


5.       COMMITMENTS AND CONTINGENCIES, CONTINUED

         Employment Agreements
         ---------------------

         The Company has entered into employment agreements with certain of its executives and officers. These employment agreements include provisions governing compensation and benefits to be paid upon termination of employment with the Company or certain changes in control of the Company. Under certain conditions, the agreements can be terminated by the Company or the employee. Upon termination of the agreement, the employee's compensation would continue at approximately 75% of the employee's prior compensation for periods ranging from three to five years. During the three to five year period the employee would be available to the Company on a part-time basis for consulting and also would not be permitted to engage in any activities in direct competition with the Company. If these executives were to be terminated without cause during 1995 or if certain executives elected to terminate their agreements, the aggregate annual compensation on a part-time basis would be approximately $1,300,000. If a change in control were to occur in 1995 and the executives were to elect to take the change in control payments, they would receive approximately $4,300,000. As of March 31, 1995, the Company has not recorded any accruals in the financial statements related to these employment agreements.

         Other Commitments and Litigation
         --------------------------------

         The Company has entered into certain agreements with EDM Corporation and certain other parties in which the Company has committed to advance or invest up to approximately $20,000,000 for purchase commitments, investment obligations and loans. Certain of these commitments are dependent upon the fulfillment of certain conditions by the other party prior to the Company's outlay of funds. These commitments, if ultimately fulfilled, are expected to occur over a period of one to five years. The total amount invested and advanced under these agreements amounted to $5,850,000 as of March 31, 1995.

         The Company is a party to other litigation arising in the normal course of business. In addition, contingencies of an environmental nature currently exist at certain of its disposal sites. Management believes that the ultimate outcome of these matters will not have a material adverse effect on the Company's financial position and results of operations.

                  (c)      Exhibits:

                       Exhibit
                       Number                      Description
                       ------                      -----------
                        2.1         Amended and Restated Agreement and Plan of Merger dated as of November 28, 1994, among USA Waste Services, Inc., Chambers Acquisition Corporation and Chambers
                                    Development Company, Inc. (included as Appendix A in Registration Statement on Form
                                    S-4 (Registration No. 33-59259) and incorporated by reference herein).

                        *2.2        Amendment to Amended and Restated Agreement and Plan of Merger dated June 27, 1995, among USA Waste Services, Inc., Chambers Acquisition Corporation and Chambers
                                    Development Company, Inc.

                        *23.1       Consent of Deloitte & Touche LLP.

                        *23.2       Consent of Coopers & Lybrand L.L.P.



______________________
*     Filed herewith

                                   SIGNATURE


              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        USA WASTE SERVICES, INC.



                                        By    /s/ BRUCE E. SNYDER
                                            ______________________________
                                                  Bruce E. Snyder
                                                   Vice President

Date:   July 17, 1995

                                 EXHIBIT  INDEX



       EXHIBIT
        NUMBER                                 DESCRIPTION
        ------                                 -----------
         2.1         Amended and Restated Agreement and Plan of Merger dated as of November 28, 1994, among USA Waste
                     Services, Inc., Chambers Acquisition Corporation and Chambers Development Company, Inc. (included as Appendix A in Registration Statement on Form S-4 (Registration No. 33-59259) and incorporated by reference herein).

        *2.2         Amendment to Amended and Restated Agreement and Plan of Merger dated June 27, 1995, among USA Waste
                     Services, Inc., Chambers Acquisition Corporation and Chambers Development Company, Inc.

       *23.1         Consent of Deloitte & Touche LLP.

       *23.2         Consent of Coopers & Lybrand L.L.P.





_____________________

*     Filed herewith.